                                                                    EXHIBIT 10.4

================================================================================

                                CREDIT AGREEMENT



                     SPINNAKER EXPLORATION COMPANY, L.L.C.

                                      and

                           CREDIT SUISSE FIRST BOSTON

                            as Administrative Agent,


                                BANK OF MONTREAL

                             as Syndication Agent,

                               NATIONSBANK, N.A.

                            as Documentation Agent,

                       and CERTAIN FINANCIAL INSTITUTIONS

                                   as Lenders



                                  $85,000,000

                               September 30, 1998

================================================================================

                                CREDIT AGREEMENT


                               TABLE OF CONTENTS


                                                                                          Page
CREDIT AGREEMENT.........................................................................    1

ARTICLE I - Definitions and References...................................................    1
     Section 1.1.   Defined Terms........................................................    1
     Section 1.2.   Exhibits and Schedules; Additional Definitions.......................   19
     Section 1.3.   Amendment of Defined Instruments.....................................   19
     Section 1.4.   References and Titles................................................   19
     Section 1.5.   Calculations and Determinations......................................   19

ARTICLE II - The Loans...................................................................   20
     Section 2.1.   Spinnaker Loans......................................................   20
     Section 2.2.   PGS Loans............................................................   20
     Section 2.3.   Warburg Loans........................................................   21
     Section 2.4.   Requests for Advances................................................   21
     Section 2.5.   Use of Proceeds......................................................   22
     Section 2.6.   Rate Elections; Interest Rates.......................................   22
     Section 2.7.   Commitment Fees......................................................   23
     Section 2.8.   Administrative Agent's Fees..........................................   24
     Section 2.9.   Reductions in PGS Commitments and Warburg Commitments;
                    Pro Rata Borrowing between PGS Commitments and
                    Warburg Commitments..................................................   24
     Section 2.10.  Prepayments..........................................................   25
     Section 2.11.  Payments to Lenders..................................................   26
     Section 2.12.  Initial Borrowing Base...............................................   27
     Section 2.13.  Subsequent Determinations of Borrowing Base..........................   28
     Section 2.14.  Borrower's Reduction of Borrowing Base...............................   29
     Section 2.15.  Alternate Rate of Interest...........................................   29
     Section 2.16.  Increased Costs......................................................   30
     Section 2.17.  Break Funding Payments...............................................   31
     Section 2.18.  Taxes................................................................   31
     Section 2.19.  Mitigation Obligations; Replacement of Lenders.......................   32

ARTICLE III - Letters of Credit..........................................................   33
     Section 3.1.   Letters of Credit....................................................   33
     Section 3.2.   Requesting Letters of Credit.........................................   34
     Section 3.3.   Reimbursement and Participations.....................................   34
     Section 3.4.   Letter of Credit Fees................................................   35
     Section 3.5.   No Duty to Inquire...................................................   36

     Section 3.6.   LC Collateral........................................................   37

ARTICLE IV - Conditions Precedent to Lending.............................................   38
     Section 4.1.   Documents to be Delivered............................................   38
     Section 4.2.   Additional Conditions Precedent......................................   40

ARTICLE V - Representations and Warranties...............................................   41
     Section 5.1.   Borrower's Representations and Warranties............................   41

ARTICLE VI - Covenants of Borrower.......................................................   46
     Section 6.1.   Affirmative Covenants................................................   46
     Section 6.2.   Negative Covenants...................................................   53

ARTICLE VII - Security...................................................................   60
     Section 7.1.   The Security.........................................................   60
     Section 7.2.   Agreement to Deliver Security Documents..............................   60
     Section 7.3.   Perfection and Protection of Security Interests and Liens............   60
     Section 7.4.   Bank Accounts; Offset................................................   60
     Section 7.5.   Additional Subsidiaries..............................................   61
     Section 7.6.   Production Proceeds..................................................   62

ARTICLE VIII - Events of Default and Remedies............................................   62
     Section 8.1.   Events of Default....................................................   62
     Section 8.2.   Remedies.............................................................   65
     Section 8.3.   Payment of Expenses, Indemnities, etc................................   65

ARTICLE IX - Administrative Agent........................................................   67
     Section 9.1.   Appointment and Authority............................................   67
     Section 9.2.   Exculpation, Administrative Agent's Reliance, Etc....................   68
     Section 9.3.   Lenders' Credit Decisions............................................   68
     Section 9.4.   Indemnification......................................................   69
     Section 9.5.   Rights as Lender.....................................................   69
     Section 9.6.   Sharing of Set-Offs and Other Payments...............................   69
     Section 9.7.   Investments..........................................................   70
     Section 9.8.   Benefit of Article IX................................................   70
     Section 9.9.   Resignation..........................................................   70

ARTICLE X - Miscellaneous................................................................   71
     Section 10.1.  Waivers and Amendments; Acknowledgments..............................   71
     Section 10.2.  Survival of Agreements; Cumulative Nature............................   72
     Section 10.3.  Notices..............................................................   73
     Section 10.4.  Parties in Interest..................................................   73
     Section 10.5.  Governing Law; Submission to Process.................................   73
     Section 10.6.  Limitation on Interest...............................................   74

     Section 10.7.  Termination; Limited Survival........................................   75
     Section 10.8.  Severability.........................................................   75
     Section 10.9.  Counterparts.........................................................   75
     Section 10.10. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC..........................   75
     Section 10.11. Assignments and Participations.......................................   76
     Section 10.12. Confidentiality......................................................   78

Schedules and Exhibits:

Lender Schedule
Schedule 1  -  Disclosure Schedule
Schedule 2  -  Security Schedule
Schedule 3  -  Identified Properties

Exhibit A      -    Spinnaker Note
Exhibit B      -    PGS Note
Exhibit C      -    Warburg Note
Exhibit D      -    Request for Advances
Exhibit E      -    Rate Election
Exhibit F      -    Certificate Accompanying Financial Statements
Exhibit G      -    Opinion of Vinson & Elkins, L.L.P., counsel for the Related
                    Persons
Exhibit H      -    Opinion of Phelps, Dunbar, L.L.P., Louisiana counsel for
                    Agents and the Lenders
Exhibit I      -    Opinion of Knut Haavardsen, General Counsel of PGS
Exhibit J      -    Opinion of Willkie Farr & Gallagher, counsel for Warburg
Exhibit K      -    Opinion of Baker & Botts, L.L.P., counsel for Agents and the
                    Lenders
Exhibit L      -    Warburg Certificate
Exhibit M      -    Agreement to be Bound
Exhibit N      -    Terms of Subordination

                               CREDIT AGREEMENT
                               ----------------

     THIS CREDIT AGREEMENT is made as of September 30, 1998, by and among SPINNAKER EXPLORATION COMPANY, L.L.C., a Delaware limited liability company ("Borrower"), CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York Branch, as administrative agent (in such capacity, the "Administrative Agent"), BANK OF MONTREAL, a bank organized under the laws of Canada, acting through its Chicago Branch, as syndication agent (in such capacity, the "Syndication Agent"), NATIONSBANK, N.A., a national banking association, as documentation agent (in such capacity, the "Documentation Agent") and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

                     ARTICLE I - Definitions and References
                                 --------------------------

      Section 1.1   Defined Terms.  As used in this Agreement, each of the
                    -------------
following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

     "Adjusted LIBOR Rate" means, with respect to each particular LIBOR Rate
      -------------------
Portion and the associated LIBOR Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 1/100%) determined on a daily basis pursuant to the following formula:

     Adjusted LIBOR Rate =

     LIBOR Rate             + LIBOR Spread
     -----------------------
     100.0% - Reserve Percentage

     "Advances" means, collectively, any Spinnaker Advances, any PGS Advances
      --------
and any Warburg Advances.

     "Affiliate" means, as to any Person, each other Person that directly or
      ---------
indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

     (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

     (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Administrative Agent" means CSFB, as Administrative Agent hereunder, and
      --------------------
its successors in such capacity.

     "Agreement" means this Credit Agreement.
      ---------

     "Base Rate" means the (a) greater of (i) the Prime Rate from time to time
      ---------
in effect or (ii) the Federal Funds Rate from time to time in effect plus one-half percent (0.5%) per annum, plus (b) the Base Rate Spread. As used in this paragraph, the "Prime Rate" means the rate of interest established by CSFB from
                ----------
time to time as its "prime rate". If the Prime Rate of CSFB changes after the date hereof the Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each change in the Prime Rate. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

     "Base Rate Loan" means any Loan which bears interest at the Base Rate.
      --------------

     "Base Rate Portion" means that portion of the unpaid principal balance of
      -----------------
the Loans which is not made up of LIBOR Rate Portions.

     "Base Rate Spread" means: (a) with respect to any Spinnaker Loan bearing
      ----------------
interest at the Base Rate, the applicable margin set forth below under the caption "Base Rate Spread," based upon the ratio of Borrower's consolidated Indebtedness to EBITDA, as determined (i) for the Fiscal Quarter commencing on July 1, 1998 and ending on September 30, 1998, on an annualized basis, (ii) for the two Fiscal Quarters ending on December 31, 1998, on an annualized basis,
(iii) for the three Fiscal Quarters ending on March 31, 1999, on an annualized basis, and (iv) for any period of four consecutive Fiscal Quarters ending on or subsequent to June 30, 1999.


                   =================================================
                             Indebtedness to               Base Rate
                             ---------------               ---------
                                 EBITDA                     Spread
                                 ------                     ------
                   -------------------------------------------------

                   greater than or equal to 4.00 x           1.25%
                   -------------------------------------------------

                                  less than 4.00 x           0.75%
                   =================================================

     (b) with respect to any PGS Loan or Warburg Loan bearing interest at the Base Rate, the applicable margin set forth below under the caption "Base Rate Spread," based upon the Public Debt Rating of PGS, as in effect from time to time.

                   ==================================================

                                 Public Debt                Base Rate
                                 -----------                ---------
                                   Rating                    Spread
                                   ------                    ------
                   --------------------------------------------------

                   greater than or equal to BBB/Baa2          .00%
                   --------------------------------------------------

                   greater than or equal to BBB-/Baa3         .00%
                   --------------------------------------------------

                   greater than or equal to BB/Ba2            .00%
                   --------------------------------------------------

                   less than or equal to BB-/Ba3              .25%
                   ==================================================

     "Borrower" means Spinnaker Exploration Company, L.L.C., a Delaware limited
      --------
liability company.

     "Borrower's Adjusted Consolidated Net Income" means for any period,
      -------------------------------------------
Borrower's consolidated net income for such period, provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which Borrower or any consolidated Subsidiary of Borrower has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of Borrower in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a consolidated Subsidiary of Borrower, as the case may be,
(b) the net income (but not loss) of any consolidated Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument, law, rule or regulation applicable to such consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (c) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (d) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets.

     "Borrower's Consolidated Interest Expense" shall mean, for any period as to
      ----------------------------------------
Borrower and its consolidated Subsidiaries, the sum of (a) the aggregate amount of interest actually paid during such period on Borrower's consolidated Indebtedness, including the interest portion of payments under capital lease obligations and any capitalized interest (excluding any interest on any Indebtedness owed to any other Related Person to the extent permitted by Section 6.2(g)(ii) hereof), plus (b) the net amount payable or paid by such Person pursuant to any interest rate exchange agreements accruing during such period, minus (c) the net amount paid to such Persons pursuant to any interest rate exchange agreements accruing during such period.

     "Borrower's Consolidated Tangible Net Worth" means the remainder of all
      ------------------------------------------
consolidated assets of Borrower, other than intangible assets (including without limitation as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP) other than seismic data licenses, minus Borrower's consolidated Indebtedness.

     "Borrowing Base" means, at the particular time in question, either the
      --------------
amount provided for in Section 2.12 or the amount determined by Administrative Agent in accordance with the provisions of Section 2.13, as reduced by Borrower pursuant to Section 2.14; provided, however, that in no event shall the
                          --------  -------
Borrowing Base ever exceed the amount equal to the Maximum Spinnaker Loan
Amount.

     "Borrowing Base Deficiency" has the meaning given it in Section 2.10.
      -------------------------

     "Business Day" means a day, other than a Saturday or Sunday, on which
      ------------
commercial banks are open for business with the public in New York City, New York. Any Business Day in any way relating to LIBOR Rate Portions (such as the day on which an Interest Period begins or ends) means any Business Day on which dealings in U.S. dollar deposits are carried on in the London interbank market and on which commercial banks are open for domestic and international business (including dealings in U.S. dollar deposits) in London, England.

     "Capitalized Lease Obligations" shall mean, as to any Person, all monetary
      -----------------------------
obligations of such Person or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Change in Circumstances" has the meaning given to it in Section 6.1(l).
      -----------------------

     "Change in Control" means the occurrence of any of the following: (a)
      -----------------
Spinnaker Exploration Company and WP Spinnaker Holdings, Inc. shall cease to own 100% of the membership interest of the Borrower; (b) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of Borrower's assets to any Person or Group (as such term is used in Section 13(d)(3) of the Exchange Act); (c) the acquisition, directly or indirectly, by any Person or Group (other than the Sponsors) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the voting stock of Spinnaker Exploration Company (for the purposes of this definition, such other Person shall be deemed to beneficially own any voting stock of a specified Person held by a parent Person, if such other Person is the beneficial owner (as defined above) directly or indirectly, of more than 35% of the voting power of the membership interests or similar equity interests of such parent Person); (d) individuals who at the Closing Date constituted the Board of Directors of Spinnaker Exploration Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Spinnaker Exploration Company was approved by a vote of 66% of the directors of Spinnaker Exploration Company then still in office who were either directors at the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Spinnaker Exploration Company then in office; or (e) the Sponsors cease to directly or indirectly collectively own membership interests of Borrower representing at least the greater of (i) 20% of the aggregate voting power of the membership interests of the Borrower (or such issuing entity) or
(ii) the largest percentage of membership interests directly or indirectly beneficially owned by any other Person or Group.

     "Change in Law" means (a) the adoption of any law, rule or regulation after
      -------------
the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.16(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Closing Date" means the date on which the conditions specified in Section
      ------------
4.1 are satisfied (or waived in accordance with Section 10.1).

     "Collateral" means all property of any kind which is subject to a Lien in
      ----------
favor of Lenders (or in favor of Administrative Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

     "Commitment Fee Rate" means: (a) with respect to any Spinnaker Loan, 0.500%
      -------------------
per annum, and (b) with respect to any PGS Loan or Warburg Loan, the applicable margin set forth below under the caption "Commitment Fee Rate," based upon the Public Debt Rating of PGS, as in effect from time to time.

                  =================================================
                                 Public Debt             Commitment
                                 -----------             ----------
                                   Rating                 Fee Rate
                                   ------                 --------
                  -------------------------------------------------
                  greater than or equal to BBB/Baa2        0.150%
                  -------------------------------------------------
                  greater than or equal to BBB-/Baa3       0.175%
                  -------------------------------------------------
                  greater than or equal to BB/Ba2          0.225%
                  -------------------------------------------------
                  less than or equal to BB-/Ba3            0.375%
                  =================================================

     "consolidated" refers to the consolidation of any Person, in accordance
      ------------
with GAAP, with its properly consolidated subsidiaries. References herein to a Person's consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "CSFB" means Credit Suisse First Boston.
      ----

     "Default" means any Event of Default and any default, event or condition
      -------
which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

     "Determination Date" has the meaning given it in Section 2.13.
      ------------------

     "Disclosure Report" means either a notice given by Borrower under Section
      -----------------
6.1(d) or a certificate given by Borrower's chief financial officer under
Section 6.1(b)(ii).

     "Disclosure Schedule" means Schedule 1 hereto and the documents attached
      -------------------        ----------
thereto or referred to therein.

     "EBITDA" means, with respect to the Borrower on a consolidated basis for
      ------
any fiscal period, without duplication, Borrower's Adjusted Consolidated Net Income plus (ii) Borrower's consolidated depreciation, depletion, amortization and other non-cash items reducing Borrower's Adjusted Consolidated Net Income plus (iii) Borrower's Consolidated Interest Expense plus (iv) consolidated income tax expense, all determined in accordance with GAAP.

     "Engineering Report" means the Initial Engineering Report and each
      ------------------
engineering report delivered pursuant to Section 6.l(b)(v).

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances,
      ------------------
orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Plan" means any employee pension benefit plan subject to Title IV of
      ----------
ERISA maintained by any Related Person or any Affiliate thereof with respect to which any Related Person has a fixed or contingent liability.

     "Evaluation Date" means each of the following:
      ---------------

     (a) Each date which either Borrower or Majority Lenders, at their respective options, specifies as a date as of which the Borrowing Base is to be redetermined, provided that each such date must be the last date of a current
              -------------
calendar month and that neither Borrower nor Majority Lenders shall be entitled to request any such redetermination more than once during any six-month period;

     (b) Each date which the Administrative Agent pursuant to Section 2.10(a)(iii), 2.10(a)(iv), or 6.2(d)(iii), at its option, specifies as a date as of which the Borrowing Base is to be redetermined; and

     (c) March 15 and August 15 of each year, beginning March 15, 1999.

     "Event of Default" has the meaning given it in Section 8.1.
      ----------------

     "Excluded Taxes" means, with respect to the Administrative Agent, any
      --------------
Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any jurisdiction (or political subdivision thereof) in which any recipient of any payment to be made by or on account of any obligation of the Borrower hereunder is presently doing business in which taxes are imposed solely as a result of doing business in such jurisdiction and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b) unless such assignee so agrees in writing), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.18(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.18(a).

     "Federal Funds Rate" means, for any day, the rate per annum, (rounded
      ------------------
upwards, if necessary, to the nearest 1/100th of one percent (1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if the day for which such rate is
                          --------
to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be such rate as reported by any publicly available source of similar market data selected by

Administrative Agent that, in Administrative Agent's sole judgment reasonably exercised, accurately reflects such rate on overnight Federal funds transactions.

     "Fee Letter" means that certain Fee Letter dated as of July 8, 1998 between
      ----------
CSFB and Borrower.

     "Final Maturity Date" means December 31, 1999 or, if earlier, the date on
      -------------------
which the Notes become due and payable in full.

     "Fiscal Quarter" means a three-month period ending on March 31, June 30,
      --------------
September 30 or December 31 of any year.

     "Fiscal Year" means a twelve-month period ending on December 31 of any
      -----------
year.

     "Foreign Lender" means any Lender that is organized under the laws of a
      --------------
jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "GAAP" means those generally accepted accounting principles and practices
      ----
which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor). Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, if GAAP
                                           --------  -------
shall change after the Closing Date in a manner affecting any of the covenants set forth herein, then, at the request of Borrower or the Administrative Agent, the parties shall negotiate in good faith in an effort to agree upon appropriate adjustments to such covenants and, following the execution of an amendment to the Loan Documents giving effect to any such agreement, such accounting or financial terms shall for purposes of determining compliance with such covenants be construed in accordance with GAAP as so changed (it being understood that such terms shall be construed in accordance with GAAP as in effect prior to such change at all times following any such request and before the execution of any such amendment).

     "Governmental Authority" means the government of the United States of
      ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person shall mean any obligation, contingent or
      ---------
otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any
                                                        ---------------
manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include
              --------  -------
endorsements for collection or deposit in the ordinary course of business.

     "Guarantor" means Spinnaker Exploration Company and WP Spinnaker Holdings,
      ---------
Inc., and any Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Administrative Agent pursuant to Section 7.5.

     "Hazardous Materials" means all explosive or radioactive substances or
      -------------------
wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hedging Agreement" shall mean any interest rate protection agreement,
      -----------------
foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Highest Lawful Rate" means the maximum rate permitted by applicable law.
      -------------------

     "Indebtedness" of any Person shall mean, without duplication, (a) all
      ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all net obligations of such Person in respect of Hedging Agreements, (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances, (k) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment, and (1) obligations to deliver goods or services including hydrocarbons in consideration of advance payments other than (i) obligations to sell or purchase hydrocarbons, (ii) obligations with pipelines for firm transportation of natural gas of such Person, and (iii) oil and gas balancing agreements, take or pay agreements or other prepayment obligations in respect of hydrocarbons, in each case, incurred in the ordinary course of business and which are customary in the oil and gas industry. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.
      -----------------

     "Initial Engineering Report" means the engineering report concerning oil
      --------------------------
and gas properties of Related Persons dated June 30, 1998 prepared by Ryder Scott Company, covering all existing proved reserves of Borrower except Galveston 249 and West Cameron 39.

     "Initial Financial Statements" means (i) as to the Related Persons, the
      ----------------------------
unaudited balance sheet, income statement and statement of cash flow of Spinnaker Exploration Company for the quarterly period ended June 30, 1998, (ii) as to PGS, the unaudited interim financial statements for the quarterly period ended June 30, 1998, and (iii) as to Warburg, the unaudited interim financial statements for the quarterly period ended June 30, 1998.

     "Interest Payment Date" means (a) with respect to any Base Rate Loan, the
      ---------------------
last day of each month and (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to such Loan and, in the case of an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

     "Interest Period" means, with respect to each particular LIBOR Rate Portion
      ---------------
of a Loan, a period of 1, 2, 3 or 6 months, as specified in the Rate Election applicable thereto, beginning on and including the date specified in such Rate Election (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which the associated Note is due and payable in full.

     "Issuing Bank" means CSFB, in its capacity as the issuer of Letters of
      ------------
Credit hereunder, and its successors in such capacity.

     "Late Payment Rate" means, with respect to each Lender, the Base Rate
      -----------------
otherwise in effect with respect to the principal amount in question, plus two percent (2%) per annum, but in no event to exceed the Highest Lawful Rate.

     "LC Application" means any application for a letter of credit hereafter
      --------------
made by Borrower to Issuing Bank.

     "LC Collateral" has the meaning given it in Section 3.6.
      -------------

     "LC Conditions" has the meaning given it in Section 3.1.
      -------------

     "LC Disbursement" means a payment made by the Issuing Bank pursuant to a
      ---------------
Letter of Credit.

     "LC Obligations" means at the time in question, the sum of the Matured LC
      --------------
Obligations plus the Maximum Drawing Amount.

     "Lenders" means each signatory hereto (other than Borrower), including CSFB
      -------
in its capacity as a Lender hereunder rather than as Administrative Agent, and the successors of each as holder of a Note.

     "Lender Schedule" shall mean the Lender Schedule attached hereto.
      ---------------

     "Letter of Credit" means any standby or commercial letter of credit issued
      ----------------
by Issuing Bank at the application of Borrower, which may be issued for the account of any Related Person, provided, any and all reimbursement obligations,
                               --------
fees and other amounts payable in connection with any and all such Letters of Credit shall be Obligations of Borrower as set forth in Article III.

     "LIBOR Rate" shall mean, with respect to any LIBOR Rate Portion within a
      ----------
LIBOR Tranche and with respect to the related Interest Period, the rate per annum determined by the Administrative Agent, at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of the relevant Interest Period by reference to the British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars (as set forth by any service which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period, provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provision of this definition, the "LIBOR Rate" shall be the interest rate per annum, determined by the Administrative Agent to be the average of the rates per annum at which deposits in U.S. dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period.

     "LIBOR Rate Loan" means any Loan which bears interest at the Adjusted LIBOR
      ---------------
Rate.

     "LIBOR Rate Portion" means any portion of the unpaid principal balance of a
      ------------------
Loan which Borrower designates as such in a Rate Election.

     "LIBOR Spread" means with respect to any Spinnaker Loan bearing interest at
      ------------
the LIBOR Rate, the applicable margin set forth below under the caption "LIBOR Rate Spread," based upon the ratio of Borrower's consolidated Indebtedness to EBITDA, as determined (a) for the Fiscal Quarter commencing on July 1, 1998 and ending on September 30, 1998, on an annualized basis, (b) for the two Fiscal Quarters ending on December 31, 1998, on an annualized basis, (c) for the three Fiscal Quarters ending on March 31, 1999, on an annualized basis, and (d) for any period of four consecutive Fiscal Quarters ending on or subsequent to June 30, 1999.

                   ===================================================
                                 Indebtedness               LIBOR Rate
                                 ------------               ----------
                                   EBITDA                    Spread
                                   ------                    ------
                   ---------------------------------------------------

                   greater than or equal to 4.00 x            2.25%
                   ---------------------------------------------------
                                  Less than 4.00 x            1.75%
                   ===================================================

     (b) with respect to any PGS Loan or Warburg Loan bearing interest at the LIBOR Rate, the applicable margin set forth below under the caption "LIBOR Rate Spread," based upon the Public Debt Rating of PGS, as in effect from time to time.

                   ====================================================

                                 Public Debt                LIQBOR Rate
                                 -----------                -----------
                                   Rating                      Spread
                                   ------                      ------
                   -----------------------------------------------------
                   greater than or equal to BBB/Baa2            0.45%
                   -----------------------------------------------------
                   greater than or equal to BBB-/Baa3           0.50%
                   -----------------------------------------------------
                   greater than or equal to BB/Ba2              0.75%
                   -----------------------------------------------------
                   less than or equal to BB-/Ba3                1.25%
                  ======================================================

     "LIBOR Tranche" has the meaning given it in Section 2.6.
      -------------

     "Lien" means, with respect to any property or assets, any right or interest
      ----
therein of a creditor to secure Indebtedness owed to such creditor or any other arrangement with such creditor which provides for the payment of such Indebtedness out of such property or assets or which allows him to have such Indebtedness satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing
                                   ----
statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

     "Loan" means, collectively, any Spinnaker Loan, any PGS Loan and any
      ----
Warburg Loan.

     "Loans" means, collectively, the Spinnaker Loans, the PGS Loans, and the
      -----
Warburg Loans.

     "Loan Documents" means this Agreement, the Notes, the LC Applications, the
      --------------
Letters of Credit, the Security Documents, the Sponsor Agreements and all other written agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith.

     "Majority Lenders" means, at any time, Lenders holding at least 66 2/3% of
      ----------------
the unpaid principal amounts outstanding under the Notes.

     "Material Adverse Effect" means any material adverse effect on (a) the
      -----------------------
financial condition, business, properties, assets or operations of the Related Persons, taken as a whole, or on both Sponsors, or (b) the ability of any Related Person or both Sponsors to perform its respective obligations under any Loan Document to which it is a party on a timely basis or (c) the ability of Administrative Agent or any Lender to enforce the Obligations of any Related Person or both Sponsors under the Loan Documents; (it being hereby agreed and understood that the unavailability of additional Advances under either the Warburg Commitments or the PGS Commitments (but not both) due to a Sponsor Event of Default or a "Material Adverse Effect" as to only one Sponsor shall not be a Material Adverse Effect).

     "Matured LC Obligations" means all amounts paid by Issuing Bank on drafts
      ----------------------
or demands for payment drawn or made under or purported to be under any Letter of Credit (or under or in connection with any LC Application) which have not been repaid to Issuing Bank (with the proceeds of an Advance or otherwise).

     "Maximum Drawing Amount" means at the time in question the sum of the
      ----------------------
maximum amounts which Issuing Bank might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

     "Maximum Spinnaker Loan Amount" means the amount of $85,000,000.
      -----------------------------

     "Mortgage" means, collectively, the "Mortgages", as defined in the Security
      --------
Schedule.

     "Mortgaged Property" has the meaning given it in the Mortgage.
      ------------------

     "Net Proceeds of Debt" means the aggregate amount of all cash proceeds
      --------------------
received by or paid to or for the account of any Related Person from time to time (whether as initial consideration or through payment or disposition of deferred consideration) from the issuance of promissory notes or other instruments or debt securities (other than Indebtedness permitted by Section 6.2(a)) deducting therefrom only (without duplication) (a) reasonable out-of-pocket costs and fees, and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Related Person and are properly attributable to such transaction.

     "Net Proceeds of Equity" means an amount equal to the difference of (i) the
      ----------------------
aggregate amount of all cash proceeds received by or paid to or for the account of any Related Person thereof (other than from another Related Person) from time to time (whether as initial consideration or through payment or disposition of deferred consideration) from the sale of any capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest in any Related Person (or any other Person which directly or indirectly owns 100% of Borrower) deducting therefrom only (without duplication) (a) reasonable out-of-pocket costs and fees, and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Related Person and are properly attributable to such transaction, less (ii) the amount of preferred dividends paid pursuant to Section 2(c) of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, dated as of January 15, 1998.

     "Net Sales Proceeds" means, with respect to any sale, lease, transfer or
      ------------------
other disposition of any asset by any Related Person, the aggregate amount of cash received by or paid to or for the account of any such Related Person from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable out-of-pocket costs and fees, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Indebtedness permitted by Section 6.2(a) hereof secured by a Lien on such asset permitted by Section 6.2(b) hereof that, by the terms of the agreement or instrument governing such Indebtedness, is required to be repaid or may be prepaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Related Person and are properly attributable to such transaction or to the asset that is the subject thereof.

     "Notes" means, collectively, the Spinnaker Notes, the PGS Notes and the
      -----
Warburg Notes.

     "Obligations" means all Indebtedness from time to time owing by any Related
      -----------
Person or any Sponsor to Administrative Agent or any Lender under or pursuant to any of the Loan Documents, including all LC Obligations. "Obligation" means any
                                                           ----------
part of the Obligations.

     "Other Taxes" means any and all present or future stamp or documentary
      -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "Percentage Share" means, with respect to any Lender (a) when used in
      ----------------
Sections 2.1, 2.2, 2.3, 2.6 or 3.3, in any Request for Advance or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on the Lender Schedule attached hereto, and (b) when used otherwise, the percentage obtained by dividing (i) the unpaid principal balance of such Lender's Loans at the time in question plus the Matured LC Obligations which such Lender has funded pursuant to Section 3.3(c) plus the portion of the Maximum Drawing Amount which such Lender might be obligated to fund under
Section 3.3(c), by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time plus the aggregate amount of LC Obligations outstanding at such time.

     "Permitted Initial Public Offering" means an initial public offering of the
      ---------------------------------
membership interests of Borrower, or of the capital stock of any Person which directly or indirectly owns 100% of the membership interests of Borrower, which would not result in a Default or Event of Default.

     "Permitted Investments" means investments:
      ---------------------

     (a) in open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency;

     (b) in marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

     (c) in demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency; and

     (d) in money market funds as defined in paragraphs (c)(2) through (4) of Rule 2a-7 of the Investment Company Act.

     "Person" means an individual, corporation, partnership, limited liability
      ------
company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

     "PGS" means Petroleum Geo-Services ASA, a Norwegian joint-stock company.
      ---

     "PGS Advance" has the meaning given it in Section 2.2.
      -----------

     "PGS Commitment" means the amount of $37,500,000, as such amount may be
      --------------
reduced from time to time pursuant to Section 2.9 hereof.

     "PGS Data Contract" means that certain Amended and Restated Data
      -----------------
Contribution Agreement dated January 6, 1998, by PGS, Seismic Energy Holdings, Inc., Spinnaker Exploration Company and the Borrower, as amended, modified or restated form time to time.

     "PGS Loan" has the meaning given it in Section 2.2.
      --------

     "PGS Note" has the meaning given it in Section 2.2.
      --------

     "Prohibited Lien" means any Lien not expressly allowed under Section
      ---------------
6.2(b).

     "Public Debt Rating" shall mean, as to PGS, the higher of the Rating
      ------------------
Agencies' long term senior unsecured, non-credit enhanced, debt rating of PGS.

     "Rate Election" has the meaning given it in Section 2.6.
      -------------

     "Rating Agency" means either Standard & Poor's Ratings Group (a division of
      -------------
McGraw Hill, Inc.) or Moody's Investors Service, Inc., or their respective successors.

     "Regulation D" means Regulation D of the Board of Governors of the Federal
      ------------
Reserve System as from time to time in effect.

     "Related Person" means any of Borrower, each Subsidiary of Borrower and
      --------------
each Guarantor.

     "Request for Advance" means a written or telephonic request, or a written
      -------------------
confirmation, made by Borrower which meets the requirements of Section 2.4.

     "Reserve Percentage" means, on any day with respect to each particular
      ------------------
LIBOR Rate Portion in a Tranche, the maximum reserve requirement, as determined by Administrative Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage, which would then apply to CSFB under Regulation D with respect to "Eurocurrency liabilities" (as such term is defined in Regulation D) equal in amount to CSFB's LIBOR Rate Portion in such Tranche, were CSFB to have any such "Eurocurrency liabilities". If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

     "Security Documents" means the instruments listed in the Security Schedule
      ------------------
and any other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Person to Administrative Agent in connection with this

Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Related Person's or any Sponsor's other duties and obligations under the Loan Documents.

     "Security Schedule" means Schedule 2 hereto.
      -----------------        ----------

     "Special Entity" shall mean any joint venture, limited liability company or
      --------------
partnership, general or limited partnership or any other type of partnership or company other than a corporation in which a Person or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (e.g., a sole general partner controls a limited partnership).

     "Spinnaker Advances" has the meaning given it in Section 2.1.
      ------------------

     "Spinnaker Commitments" means, at any time, the amount of Spinnaker Loans
      ---------------------
the Lenders are then obligated to advance hereunder, as such amount may be increased or reduced from time to time pursuant to the terms hereof.

     "Spinnaker Loan" has the meaning given it in Section 2.1.
      --------------

     "Spinnaker Note" has the meaning given it in Section 2.1.
      --------------

     "Sponsors" means PGS and Warburg, together with any successors thereof.
      --------

     "Sponsor Agreements" means those certain Sponsor Agreements dated as of the
      ------------------
Closing Date, executed and delivered by the Sponsors and Administrative Agent, as amended, modified or supplemented from time to time. As more fully set forth therein, the Sponsor Agreement of PGS relates only to the Obligations of Borrower under the PGS Loans and the Sponsor Agreement of Warburg relates only to the Obligations of Borrower under the Warburg Loans.

     "Sponsor Default" means a "Default," as such term is defined in the Sponsor
      ---------------
Agreements.

     "Sponsor Event of Default" means an "Event of Default," as such term is
      ------------------------
defined in the Sponsor Agreements.

     "Subsidiary" shall mean (i) any corporation of which at least a majority of
      ----------
the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by a Person or one or more of its Subsidiaries or by a Person and one or more of its Subsidiaries and (ii) any Special Entity. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Systems" has the meaning given to it in Section 5.1(s).
      -------

     "Taxes" means any and all present or future taxes, levies, imposts, duties,
      -----
deductions, charges or withholdings imposed by any Governmental Authority.

     "Termination Event" means (a) the occurrence with respect to any ERISA Plan
      -----------------
of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or
(ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under
Section 4043(a) of ERISA, or (b) the withdrawal of any Related Person or of any Affiliate of any Related Person from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
(c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "Warburg" means, collectively, Warburg, Pincus Ventures, L.P. a Delaware
      -------
limited partnership, and WPV, Inc., a Delaware corporation.

     "Warburg Advance" has the meaning given it in Section 2.3.
      ---------------

     "Warburg Commitment" means the amount of $37,500,000, as such amount may be
      ------------------
reduced from time to time pursuant to Section 2.9 hereof.

     "Warburg Loan" has the meaning given it in Section 2.3.
      ------------

     "Warburg Note" has the meaning given it in Section 2.3.
      ------------

     "Year 2000 Compliant" has the meaning given to it in Section 5.1(s).
      -------------------

     Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits
                  ----------------------------------------------
and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

      Section 1.3. Amendment of Defined Instruments. Unless the context
                   --------------------------------
otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

      Section 1.4. References and Titles. All references in this Agreement to
                   ---------------------
Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

      Section 1.5. Calculations and Determinations. All calculations under the
                   -------------------------------
Loan Documents of interest chargeable with respect to LIBOR Rate Portions shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents and all fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to Administrative Agent or any Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                            ARTICLE II - The Loans
                                         ---------
     Section 2.1. Spinnaker Loans. Subject to the terms and conditions hereof,
                  ---------------
each Lender agrees to make advances to Borrower (such Lender's "Spinnaker
                                                                ---------
Advances") upon requeat from time to time prior to the Final Maturity Date, so
--------
long as (a) each Spinnaker Advance by such Lender does not exceed such Lender's Percentage Share of the aggregate amount of Spinnaker Advances then requested from all Lenders, (b) the sum of (i) the aggregate amount of such Lender's Spinnaker Advances outstanding at any time plus (ii) the Maximum Drawing Amount for which such Lender is liable to purchase participations under Section 3.3(c), plus (iii) the Matured LC Obligations which have been funded by such Lender under such section, does not exceed such Lender's Percentage Share of the Borrowing Base then outstanding and (c) the aggregate amount of all Spinnaker

Advances outstanding plus all LC Obligations does not exceed the Borrowing Base then outstanding. The aggregate amount of all Spinnaker Advances requested of all Lenders in any Request for Advance must be greater than or equal to $500,000 (or a higher integral multiple of $100,000) or, subject to the $500,000 minimum aggregate amount applicable to any LIBOR Tranche in any Rate Election, may equal the unadvanced portion of the Borrowing Base or an amount required to finance the reimbursement of an LC Disbursement as contemplated by Section 3.3. The obligation of Borrower to repay to each Lender the aggregate amount of all Spinnaker Advances made by such Lender (such Lender's "Spinnaker Loan"),
                                                       --------------
together with interest accruing in connection therewith, shall be evidenced by a single promissory note (such Lender's "Spinnaker Note") made by Borrower payable
                                       --------------
to the order of such Lender in the form of Exhibit A with appropriate
                                           ---------
insertions. The amount of principal owing on any Lender's Spinnaker Note at any given time shall be the aggregate amount of all Spinnaker Advances theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Spinnaker Note. Interest on each Spinnaker Note shall accrue and be due and payable as provided herein and therein. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow under the Spinnaker Notes. The entire unpaid principal balance of the Spinnaker Loans and all interest accrued thereon shall be due and payable in full on the Final Maturity Date.

     Section 2.2. PGS Loans. Subject to the terms and conditions hereof, each
                  ---------
Lender agrees to make advances to Borrower (such Lender's "PGS Advances") upon
                                                           ------------
request from time to time prior to the Final Maturity Date, in an amount up to, but which does not exceed, such Lender's Percentage Share of the PGS Commitment. The aggregate amount of all PGS Advances requested of all Lenders in any Request for Advance must be greater than or equal to $500,000 or higher integral multiples of $100,000 or, subject to the $500,000 minimum aggregate amount applicable to any LIBOR Tranche in any Rate Election, may equal the unadvanced portion of the PGS Commitments. Borrower's obligation to repay to such Lender the aggregate amount of all PGS Advances made by such Lender (such Lender's "PGS
                                                                             ---
Loan"), together with interest accruing in connection therewith, shall be
----
evidenced by a single promissory note (such Lender's "PGS Note") made by
                                                      --------
Borrower payable to the order of such Lender in the form of Exhibit B with
                                                            ---------
appropriate insertions. The amount of principal owing on any Lender's PGS Note at any given time shall be the aggregate amount of all PGS Advances theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such PGS Note. Interest on each PGS Note shall accrue and be due and payable as provided herein and therein. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow under the PGS Notes. The entire unpaid principal balance of the PGS Loans and all interest accrued thereon shall be due and payable in full on the Final Maturity Date.

     Section 2.3. Warburg Loans. Subject to the terms and conditions hereof,
                  -------------
each Lender agrees to make advances to Borrower (such Lender's "Warburg
                                                                -------
Advances") upon request from time to time prior to the Final Maturity Date, in
--------
an amount up to, but which does not exceed, such Lender's Percentage Share of the Warburg Commitment. The aggregate amount of all Warburg Advances requested of all Lenders in any Request for Advance must be greater than or equal to $500,000 or higher integral multiples of $100,000 or, subject to the $500,000 minimum aggregate amount applicable to any LIBOR Tranche in any Rate Election, may equal the unadvanced portion of the Warburg Commitments. Borrower's obligation to repay to such Lender the aggregate amount of all Warburg Advances made by such Lender (such Lender's "Warburg Loan"), together with interest accruing in connection
                ------------
therewith, shall be evidenced by a single promissory note (such Lender's "Warburg Note") made by Borrower payable to the order of such Lender in the form
 ------------
of Exhibit C with appropriate insertions. The amount of principal owing on any Lender's Warburg Note at any given time shall be the aggregate amount of all Warburg Advances theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Warburg Note. Interest on each Warburg Note shall accrue and be due and payable as provided herein and therein. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow under the Warburg Notes. The entire unpaid principal balance of the Warburg Loans and all interest accrued thereon shall be due and payable in full on the Final Maturity Date.

     Section 2.4. Requests for Advances. Borrower must give to Administrative
                  ---------------------
Agent not later than 11:00 a.m., New York time, at least one Business Day's prior written notice of any requested Advances which shall bear interest at the Base Rate and not later than 11:00 a.m., New York time, at least three Business Day's prior written notice of any requested Advances which shall bear interest at the Adjusted LIBOR Rate, after which Administrative Agent shall give each Lender prompt notice thereof. Each such written request must be made in the form and substance of the "Request for Advances" attached hereto as Exhibit D, duly
                                                               ---------
completed. If all conditions precedent to such Advances have been met, each Lender will not later than 12:00 noon, New York time, on the date requested promptly remit to Administrative Agent at Administrative Agent's office at Eleven Madison Avenue, New York, New York 10010 the amount of such Lender's Advance in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Advances have been neither met nor waived as provided herein, Administrative Agent shall promptly make the Advances available to Borrower in immediately available funds. Each Request for Advances shall be irrevocable and binding on Borrower. Unless Administrative Agent shall have received prompt notice from a Lender that such Lender will not make available to Administrative Agent such Lender's Advance, Administrative Agent may in its discretion assume that such Lender has made such Advance available to Administrative Agent in accordance with this section and Administrative Agent may if it chooses, in reliance upon such assumption, make such Advance available to Borrower. If and to the extent such Lender shall not so make its Advance available to Administrative Agent, such Lender and Borrower severally agree to pay or repay to Administrative Agent within two Business Days after demand the amount of such Advance together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is paid or repaid to Administrative Agent, to be calculated as to such Lender at the Federal Funds Rate, and to be calculated as to Borrower at the interest rate applicable at the time to the other Advances made on such date. If any Lender fails to make such payment to Administrative Agent within such two Business Day-period, such Lender shall in addition to such amount pay interest thereon, for each day from the date such Advance is made available to Borrower until the date such amount is paid or repaid to Administrative Agent, at the interest rate applicable at the time to the other Advances made on such date. The failure of any Lender to make any Advance to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its Advance, but no Lender shall be responsible for the failure of any other Lender to make any Advance to be made by such other Lender.

     Section 2.5. Use of Proceeds. Borrower shall use all funds from Advances
                  ---------------
for general corporate purposes in its existing lines of business (which include the exploration, operation and development of oil and gas properties) and acquisition of oil and gas reserves. In no event shall the funds from any Advance or Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin" securities (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants to Lenders that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

     Section 2.6. Rate Elections; Interest Rates. (a) Borrower may from time to
                  ------------------------------
time designate all or any portions of the Loans (including any yet to be made Advances which are to be made prior to or at the beginning of the designated Interest Period but excluding any portions of the Loans which are required to be repaid prior to the end of the designated Interest Period) as a "LIBOR Tranche", which term refers to a set of LIBOR Rate Portions with identical Interest Periods and with each Lender participating in such LIBOR Tranche in accordance with its Percentage Share. Borrower may make no such election during the continuance of a Default or, as to the PGS Loans and the Warburg Loans, any applicable Sponsor Default, and Borrower may make such an election with respect to already existing LIBOR Rate Portions only if such election will take effect at or after the termination of the Interest Period applicable thereto. Each election by Borrower of a LIBOR Tranche shall:

          (i) Be made in writing in the form and substance of the "Rate Election" attached hereto as Exhibit E, duly completed;
                                  ---------

          (ii) Specify the aggregate amount of the Loans which Borrower desires to designate as such LIBOR Tranche, the first day of the Interest Period which is to apply thereto, and the length of such Interest Period; and

          (iii) Be received by Administrative Agent not later than 11:00 a.m., New York time, on the third Business Day preceding the first day of the specified Interest Period.

Promptly after receiving any such election (a "Rate Election") which meets the
                                               -------------
requirements of this section, Administrative Agent shall notify each Lender thereof. Each Rate Election shall be irrevocable. Borrower may make no Rate Election which does not specify an Interest Period complying with the definition of "Interest Period" in Section 1.1, and the aggregate amount of the LIBOR Tranche elected in any Rate Election must be $500,000 or a higher integral multiple of

$100,000. Upon the termination of each Interest Period the portion of each Loan within the related LIBOR Tranche shall, unless the subject of a new Rate Election then taking effect, automatically become a part of the Base Rate Portion of such Loan and become subject to all provisions of the Loan Documents governing such Base Rate Portion. Borrower shall have no more than nine (9) LIBOR Tranches in effect at any time; provided, however, that for purposes of
                                      --------  -------
calculating such limitation, any LIBOR Tranche as to which all Lenders have not participated shall not be included.

     (b) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the applicable Commitments; provided that (i) interest accrued at the Late Payment Rate shall
             --------
be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the Closing Date of such conversion.

     Section 2.7. Commitment Fees. (a) Spinnaker Advances. In consideration of
                  ---------------      ------------------
each Lender's commitment to make Spinnaker Advances, Borrower will pay to Administrative Agent for the account of each Lender a commitment fee determined on a daily basis by applying the applicable Commitment Fee Rate to such Lender's Percentage Share of the unused portion of the Borrowing Base on each day, determined for each such day by deducting from the amount of the Borrowing Base at the end of such day the sum of (i) the aggregate unpaid principal balance of the Spinnaker Loans at the end of such day plus (ii) the amount of all outstanding LC Obligations at the end of such day. This commitment fee shall be due and payable in arrears, with the first payment due on January 1, 1999, and thereafter on the first day of each Fiscal Quarter and on the Final Maturity Date.

     (b) PGS Advances; Warburg Advances. In consideration of each Lender's
         ------------------------------
commitment to make PGS Advances and Warburg Advances, Borrower will pay to Administrative Agent for the account of each Lender a commitment fee determined on a daily basis by applying the applicable Commitment Fee Rate to such Lender's Percentage Share of the unused portion of the such Lender's PGS Commitment and Warburg Commitment on each day. This commitment fee shall be due and payable in arrears, with the first payment due on January 1, 1999, and thereafter on the first day of each Fiscal Quarter and on the Final Maturity Date.

     Section 2.8. Administrative Agent's Fees. Borrower agrees to pay to
                  ---------------------------
Administrative Agent, for its own account, fees payable in the amounts and at the times set forth in the Fee Letter.

     Section 2.9. Reductions in PGS Commitments and Warburg Commitments; Pro
                  ----------------------------------------------------------
Rata Borrowing between PGS Commitments and Warburg Commitments. Subject to the
--------------------------------------------------------------
simultaneous payment of any amount required to be made pursuant to Section 2.10(a)(v), (a) the PGS Commitments and/or the Warburg Commitments (as the case may be) will automatically and permanently: (i) upon each redetermination of the Borrowing Base, each be reduced by 50% of the amount of any increase in the Borrowing Base from the most recent Evaluation Date; (ii) be reduced by the amount of any payment under the applicable Sponsor Agreement related thereto; (iii) be reduced by the amount of any mandatory prepayment pursuant to
Section 2.10(a)(ii), (iii), (iv) and (v); and (iv) be terminated upon any Sponsor Event of Default under the applicable Sponsor Agreement related thereto. It is hereby agreed and understood that the termination of the PGS Commitments and/or Warburg Commitments upon any Sponsor Event of Default under the applicable Sponsor Agreement related thereto shall prevent any additional Advances under such applicable Commitments and prevent any additional LIBOR Rate elections thereunder, but such termination shall not in itself prevent the Borrower from continuing any existing Advances thereunder at the Base Rate.

     (b) In the event only the PGS Commitments or the Warburg Commitments are terminated due to a Sponsor Event of Default under the applicable Sponsor Agreement, Borrower may borrow under only the unrelated commitment. In the event only the PGS Commitments or the Warburg Commitments are reduced due to a payment under the applicable Sponsor Agreement, any borrowing under such commitments shall be pro rata between the PGS Commitments and the Warburg Commitments based upon the revised commitments. In the event either the PGS Commitments or Warburg Commitments are terminated, any increase in the Borrowing Base shall, subject to the simultaneous payment of any amount required to be made pursuant to Section 2.10(a)(v), reduce the commitment under the non-terminated facility by 100% of such increase.

     (c) Borrower may from time to time upon not less than five (5) Business Day's prior written notice received by Administrative Agent (which shall promptly advise each Lender thereof) permanently terminate or reduce the PGS Commitments and the Warburg Commitments subject to the simultaneous payment of any amount required to be made pursuant to Section 2.10(a)(v); provided that (i) such termination shall apply to each commitment, (ii) any such reduction shall be pro rata between such commitments and (iii) Borrower shall be required to simultaneously permanently terminate or reduce on a pro rata basis, as applicable, the Spinnaker Commitments.

     (d) To the extent of available unused commitment, Borrower shall borrow pro rata between the PGS Commitments and the Warburg Commitments.

     Section 2.10. Prepayments. (a) Mandatory Prepayments. Borrower shall make
                   -----------      ---------------------
the following prepayments of the Loans:

         (i)      Borrowing Base Deficiency. If at any time the aggregate unpaid
                  -------------------------
     principal balance of the Spinnaker Loans plus the aggregate amount of LC Obligations exceeds the Borrowing Base (the "Borrowing Base Deficiency"),
                                                  -------------------------
     Borrower shall, within ten (10) days after Administrative Agent sends written notice of such fact to Borrower, either (1) prepay the principal of the Spinnaker Loans in an amount at least equal to such Borrowing Base Deficiency (in this section, a "Mandatory Prepayment Amount"), or (2) give
                                     ---------------------------
     notice to Administrative Agent electing to prepay such Mandatory Prepayment Amount in six (6) (or fewer) monthly installments, or (3) within ninety
     (90) days after receipt of notice of such

     Borrowing Base Deficiency, deliver to the Administrative Agent such deeds of trust and mortgages, in form and substance satisfactory to Administrative Agent, on oil and gas properties of the Borrower not then currently included in the Borrowing Base and having, in the sole and absolute discretion of the Lenders, an incremental Borrowing Base value at least equal to one hundred percent (100%) of such Borrowing Base Deficiency, or (4) will cure such Borrowing Base Deficiency by a combination of the actions required by Section 2.10(a)(i), within the time periods required thereby. Each such installment shall equal or exceed one-sixth of such Borrowing Base Deficiency; the first such installment shall be paid with the giving of such notice and the subsequent installments shall be due and payable at one month intervals thereafter until such Borrowing Base Deficiency has been eliminated.

          (ii)  Net Proceeds of Equity. Borrower shall prepay the Loans with 75%
                ----------------------
     of all Net Proceeds of Equity. Such prepayments shall be applied ratably first to the principal of the PGS Loans and Warburg Loans as a permanent reduction of such Commitments until the PGS Loans and Warburg Loans are paid in full and then to the principal of the Spinnaker Loans until the Spinnaker Loans are paid in full.

          (iii) Net Proceeds of Debt. Borrower shall prepay the principal of the
                --------------------
     Loans with 100% of the Net Proceeds of Debt incurred (with the prior written consent of the Majority Lenders) by any Related Person. Application of such Net Proceeds of Debt shall be applied first to the principal of the Spinnaker Loans until the Spinnaker Loans are paid in full and then ratably to the payment of the PGS Loans and Warburg Loans as a permanent reduction of such Commitments until the PGS Loans and the Warburg Loans are paid in full. In the event the Majority Lenders, in their sole discretion, permit the Borrower to issue any such Debt, the Administrative Agent shall have the right to require a Borrowing Base re-determination, at Borrower's cost.

          (iv)  Net Sales Proceeds of Asset Sales.
                ---------------------------------

                (A) Borrower shall prepay the Loans in an amount equal to 100% of the Net Sales Proceeds from the sale of any property included in the Borrowing Base except pursuant to the first sentence of Section 6.2(d)(iii). Such prepayments shall be applied first to the principal of the Spinnaker Loans until the Spinnaker Loans are paid in full and then ratably to the principal of the PGS Loans and the Warburg Loans until the PGS Loans and the Warburg Loans are paid in full.

                (B) Borrower shall prepay the Loans in an amount equal to 100% of the Net Sales Proceeds from the sale (with the prior written consent of the Majority Lenders) of any property not included in the Borrowing Base. Application of such Net Sales Proceeds shall be applied first to the principal of the Spinnaker Loans until the Spinnaker Loans are paid in full and then ratably to the payment of the PGS

         Loans and Warburg Loans until the PGS Loans and the Warburg Loans are paid in full.

         (v)      Reduction in Commitments. Each reduction of the PGS
                  ------------------------
     Commitments and/or the Warburg Commitments pursuant to Section 2.9 shall be accompanied by the prepayment of the PGS Loans and/or the Warburg Loans to the extent, if any, that the aggregate unpaid principal amount thereof then outstanding exceeds the PGS Commitments and/or Warburg Commitments, as applicable, as then reduced.

     (b) Optional Prepayments. Borrower may, upon one Business Day's notice to
         --------------------
Administrative Agent, from time to time and without premium or penalty prepay the Notes, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Notes equals $500,000 or any higher integral multiple of $100,000 or the outstanding balance on the applicable Notes, if less. Such prepayments shall be applied as directed by Borrower.

     (c) General Provisions Regarding Prepayments. Each prepayment of principal
         ----------------------------------------
of the Loans under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

     Section 2.11. Payments to Lenders. Borrower will make each payment which it
                   -------------------
owes under the Loan Documents to Administrative Agent for the account of the Lender to whom such payment is owed. Each such payment must be received by Administrative Agent not later than 11:00 a.m., New York time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Administrative Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. When Administrative Agent collects or receives money on account of the Obligations, Administrative Agent shall distribute all money so collected or received, and Lenders shall apply all such money they receive from Administrative Agent, as follows:

     (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Administrative Agent under Section 6.1(i) or 8.3 or Issuing Bank under Section 3.3(a), and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lenders shall otherwise agree);

     (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

     (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid;

     (d) then, for the payment or prepayment of any other Obligations; and

     (e) last, for the pro rata payment of any other indebtedness or obligations to Lenders secured by the Security Documents.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Section
2.10.  All distributions of amounts described in any of subsections (b), (c) or
(d) above shall be made by Administrative Agent pro rata to Administrative Agent and each Lender then owed Obligations described in such subsection in proportion to all amounts owed to Administrative Agent and all Lenders which are described in such subsection; provided that if any Lender then owes payments to Issuing Bank for the purchase of a participation under Section 3.3(c) hereof, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to Issuing Bank, to the extent of such unpaid payments, and Agent shall apply such amounts to make such unpaid payments rather than such amounts to such Lender.

     Section 2.12.  Initial Borrowing Base.  During the period from the date
                    ----------------------
hereof to the first Evaluation Date the Borrowing Base shall be $5,000,000; provided, however, if prior to such Evaluation Date the Borrower delivers to the
--------  -------
Administrative Agent a title opinion complying with Section 7.2 regarding its oil and gas property known as Brazos A-19, the Borrowing Base shall be increased by $5,000,000.

     Section 2.13.  Subsequent Determinations of Borrowing Base.  (a) By each
                    -------------------------------------------
Evaluation Date Borrower shall furnish to each Lender all information, reports and data which Administrative Agent has then reasonably requested concerning Related Persons' businesses and properties (including Related Persons' oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Report described in Section 6.1(b)(iv), if an Engineering Report is then due. Within thirty (30) days after receiving such information, reports and data, or as promptly thereafter as practicable, all Lenders shall agree upon an amount for the Borrowing Base, which, if all Lenders do not agree on such amount, shall be the lowest amount determined by any Lender, and Administrative Agent shall by notice to Borrower designate such amount as the new Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (a "Determination Date") and shall remain in effect until but not including the
-------------------
next date as of which the Borrowing Base is redetermined. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this section, Administrative Agent may nonetheless designate the Borrowing Base at any amount which Lenders determine, and may redesignate the Borrowing Base from time to time thereafter at any amount which all Lenders redetermine, until each Lender receives all such information, reports and data, whereupon Lenders shall designate a new Borrowing Base as described above. Lenders shall determine the amount of the Borrowing Base based upon the loan collateral value which they, in their sole discretion and in accordance with their respective normal practices and standards for oil and gas loans as it exists at the particular time, assign to the various oil and gas properties of Related Persons at the time in question and based upon such other factors (including without limitation the assets, liabilities, cash flow, business, properties, prospects, management and ownership of Borrower and its Affiliates) as they, in their sole discretion and in accordance with their respective normal practices and standards for oil and gas loans as it exists at the particular time, deem significant. It is expressly understood that Lenders and Administrative Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Maximum Spinnaker Loan Amount or otherwise, and that Lenders' commitments to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect, which Borrowing Base shall be used for calculating commitment fees under Section 2.7(a) and, to the extent permitted by law and regulatory authorities, for the purposes of Section 2.15. Semiannual redeterminations and additional redeterminations at the request of the Lenders or Administrative Agent shall be at no cost to Borrower. Additional redeterminations at Borrower's request shall be subject to a $5,000 engineering fee payable by Borrower to the Administrative Agent for its own account.

     (b) The Borrower may include additional oil and gas properties of the Borrower acquired from time to time as Collateral for the Obligations, which may then be included in the calculation of the Borrowing Base, by the Borrower (A) giving written notice to the Administrative Agent of such properties to be included, (B) subjecting such properties to liens securing the Obligations (pursuant to Security Documents satisfactory to the Administrative Agent), (C) including such properties in an Engineering Report submitted to the Administrative Agent and (D) delivering to the Administrative Agent title opinions addressed to the Administrative Agent for the benefit of the Lenders covering all of such properties and other legal opinions in form, scope and substance acceptable to the Administrative Agent opining favorably as to, among such other matters as may be required by the Administrative Agent, (1) the Borrower's ownership of such properties and (2) matters of the type covered by the opinions delivered pursuant to Section 4.1(m) and the opinion attached hereto as Exhibit G.
          ---------

     (c) Any increase in the Borrowing Base shall be subject to the simultaneous payment of any amount required to be made under Section 2.10(c) due to any such increase after giving effect thereto.

     Section 2.14.  Borrower's Reduction of Borrowing Base.  Until the Final
                    --------------------------------------
Maturity Date Borrower may, during the fifteen-day period beginning on each Determination Date (each such period, in this section, an "Option Period"),
                                                           -------------
reduce the Borrowing Base from the amount designated by Administrative Agent to any lesser amount. To exercise such option Borrower must within an Option Period send notice to Administrative Agent of the amount of the Borrowing Base chosen by Borrower. If Borrower does not affirmatively exercise this option during an Option Period the Borrowing Base shall be the amount designated by Administrative Agent. Any choice by Borrower of a Borrowing Base shall be effective as of the first day of the Option Period during which such choice was made and shall continue in effect the next date as of which the Borrowing Base is redetermined.

     Section 2.15.  Alternate Rate of Interest.  If prior to the commencement of
                    --------------------------
any Interest Period for a LIBOR Rate Portion:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate or the LIBOR Rate, as applicable, for such Interest Period; or

     (b) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such LIBOR Rate Portion for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Rate Election that requests the conversion of any Base Rate Portion to, or continuation of any LIBOR Rate Portion as, a LIBOR Rate Portion shall be ineffective and (ii) any requests for an Advance as a LIBOR Rate Portion shall be made as a Base Rate Portion.

     Section 2.16.  Increased Costs.  (a) If any Change in Law shall:
                    ---------------

         (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate) or the Issuing Bank; or

         (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or main taining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of

Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided
                                                                       --------
that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change
                                          -------- -------
in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

     Section 2.17.  Break Funding Payments.  In the event of (a) the payment of
                    ----------------------
any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     Section 2.18.  Taxes.  (a) Any and all payments by or on account of any
                    -----
obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the
                                                    --------
Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     Section 2.19.  Mitigation Obligations; Replacement of Lenders.  (a)  If any
                    ----------------------------------------------
Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.18, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

     (b) If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in
Section 10.11), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower
                                              --------
shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments.


                        ARTICLE III - Letters of Credit
                                      -----------------

     Section 3.1.   Letters of Credit.  Subject to the terms and conditions
                    -----------------
hereof, Borrower may until the Final Maturity Date request Issuing Bank to issue one or more Letters of Credit, provided that, after taking such Letter of Credit into account:

     (a) the sum of the aggregate amount of Spinnaker Advances outstanding at such time plus the aggregate amount of LC Obligations at such time, does not exceed the Borrowing Base at such time;

     (b) the aggregate amount of LC Obligations at such time does not exceed $5,000,000;

     (c) the expiration date of such Letter of Credit is prior to the end of the Final Maturity Date;

     (d) such Letter of Credit is to be used for general corporate purposes of Related Persons;

     (e) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Person's Indebtedness for borrowed money;

     (f) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject Issuing Bank to any cost not anticipated on the date hereof;

     (g) the form and terms of such Letter of Credit are acceptable to Administrative Agent and Issuing Bank in their sole and absolute discretion; and

     (h) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

Issuing Bank will honor any such request if the foregoing conditions (a) through
(h) (in this Section 3.1 called the "LC Conditions") have been met as of the
                                     -------------
date of issuance of such Letter of Credit.

     Section 3.2.   Requesting Letters of Credit . Borrower must make written
                    ----------------------------
application for any Letter of Credit at least three Business Days before the date on which Borrower desires for Issuing Bank to issue such Letter of Credit. By making any such written application Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 3.1 will be met as of the date of issuance of such Letter of Credit. Each such written application for a standby or commercial Letter of Credit must be made in writing using the forms therefor customarily used by Issuing Bank, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by Issuing Bank and Borrower).

     Section 3.3.  Reimbursement and Participations.
                   --------------------------------

     (a) Reimbursement by Borrower.  Each Matured LC Obligation shall constitute
         -------------------------
a Loan by Issuing Bank to Borrower. Borrower promises to pay to Issuing Bank, or to Issuing Bank's order, on demand, the full amount of each Matured LC Obligation, together with interest thereon at the Late Payment Rate.

     (b) Letter of Credit Advances.  If the beneficiary of any Letter of Credit
         -------------------------
makes a draft or other demand for payment thereunder then Borrower may, during the interval between the making thereof and the honoring thereof by Issuing Bank, request Lenders to make Spinnaker Advances to Borrower in the amount of such draft or demand, which Spinnaker Advances shall be made concurrently with Issuing Bank's payment of such draft or demand and shall be immediately used by Issuing Bank to repay the amount of the resulting Matured LC Obligation. Such a request by Borrower shall be made in compliance with all of the provisions hereof, provided that for the purposes of clauses (b) and (c) of the first sentence of Section 2.1 the amount of such Spinnaker Advances shall be considered but the amount of the Matured LC Obligation to be concurrently paid by such Spinnaker Advances shall not be considered.

     (c) Participation by Lenders.  Issuing Bank irrevocably agrees to grant and
         ------------------------
hereby grants to each Lender, and to induce Issuing Bank to issue Letters of Credit hereunder, each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from Issuing Bank, on the terms and conditions hereinafter stated and for such Lender's own account and risk an undivided interest equal to such Lender's Percentage Share of Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by Issuing Bank thereunder. Each Lender unconditionally and irrevocable agrees with Issuing Bank that, if a Matured LC Obligation is paid under any Letter of Credit for which Issuing Bank is not reimbursed in full by Borrower in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Advances or by the application of LC Collateral), such Lender shall within two Business Days (in all circumstances and without set-off or counterclaim) pay to Issuing Bank on demand, in immediately available funds at Issuing Bank's address for notices hereunder, such Lender's Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrower), together with interest thereon, for each day from the date such amount was paid by Issuing Bank under such Letter of Credit until the date such amount is paid to Administrative Agent at the Federal Funds Rate. If any Lender fails to make such payment to Issuing Bank within such two Business Day period, such Lender shall in addition to such amount pay interest thereon, for each day from the date such amount was paid by Issuing Bank under such Letter of Credit until the date such amount is paid or repaid to Administrative Agent, at the Base Rate. Each Lender's obligation to pay Issuing Bank pursuant to the terms of this subsection is irrevocable and unconditional.

     (d) Distributions to Participants.  Whenever Issuing Bank has in accordance
         -----------------------------
with this section received from any Lender payment of such Lender's Percentage Share of any Matured LC Obligation, if Issuing Bank thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from Borrower or by application of LC Collateral or otherwise, and excluding only interest for any period prior to Issuing Bank's demand that such Lender make such payment of its Percentage Share), Issuing Bank will distribute to such Lender its Percentage Share of the amounts so received by Issuing Bank; provided, however, that if any such payment received by Issuing
              --------  -------
Bank must thereafter be returned by Issuing Bank, such Lender shall return to Issuing Bank the portion thereof which Issuing Bank has previously distributed to it.

     (e) Calculations.  A written advice setting forth in reasonable detail the
         ------------
amounts owing under this section, submitted by Issuing Bank to Borrower or any Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

     Section 3.4.   Letter of Credit Fees.  In consideration of Issuing Bank's
                    ---------------------
issuance of Letters of Credit, Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the LIBOR Spread then in effect with respect to Spinnaker Loans after giving effect thereto on the average daily amount of such Lender's Percentage Share of the LC Obligations during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Spinnaker Commitment terminates and the date on which such Lender ceases to participate in any LC Obligations, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Obligations during the period from and including the Closing Date to but excluding the later of the date of termination of the Spinnaker Commitments and the date on which there ceases to be any LC Obligations, as well as the Issuing Bank's standard fees with respect to the amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be due and payable in arrears, on the last Business Day of each Fiscal Quarter and on the Final Maturity Date commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the
      --------
Spinnaker Commitments terminate and any such fees accruing after the date on which the Spinnaker Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     Section 3.5.   No Duty to Inquire.
                    ------------------

     (a) Drafts and Demands.  Issuing Bank is authorized and instructed to
         ------------------
accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance of payment or thereafter. Issuing Bank and Lenders may act in reliance upon any drafts or demand for payment believed in good faith to have been authorized, whether or not made by an authorized officer, representative or agent of any beneficiary under any Letter of Credit, and payment by Issuing Bank to a beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Borrower agrees to hold Issuing Bank and each Lender harmless and indemnified against any liability or claim in connection with or arising out of the subject matter of this section, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ISSUING BANK OR ANY LENDER, provided only that Issuing Bank or such Lender shall not be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

     (b) Extension of Maturity.  If the maturity of any Letter of Credit is
         ---------------------
extended by its terms or by law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of any Related

Person, or if the amount of any Letter of Credit is increased at the request of any Related Person, this Agreement shall be binding upon all Related Persons with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by Issuing Bank or any of Issuing Bank's correspondents in accordance with such extension, increase or other modification.

     (c) Transferees of Letters of Credit.  If any Letter of Credit provides
         --------------------------------
that it is transferable, Issuing Bank shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall Issuing Bank be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by Issuing Bank to any purported transferee or transferees as determined by Issuing Bank is hereby authorized and approved, and Borrower further agrees to hold Issuing Bank and each Lender harmless and indemnified against any liability or claim in connection with or arising out of the foregoing, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ISSUING BANK OR ANY LENDER, provided only that Issuing Bank or such Lender shall not be entitled to indemnification for that portion, if any, of any liability or claim which is caused by its own individual gross negligence or willful misconduct.

     Section 3.6.   LC Collateral.
                    -------------

     (a) LC Obligations in Excess of Borrowing Base.  If, after the making of
         ------------------------------------------
all mandatory prepayments required under Section 2.10, the outstanding LC Obligations will exceed the Borrowing Base, then Borrower will immediately pay to Issuing Bank an amount equal to such excess. Issuing Bank will hold such amount as security for the remaining LC Obligations ("LC Collateral") until such
                                                      -------------
LC Obligations become Matured LC Obligations, at which time such LC Collateral may be applied to such Matured LC Obligations. Neither this subsection nor the following subsection shall, however, limit or impair any rights which Issuing Bank may have under any other document or agreement relating to any Letter of Credit or LC Obligation, including any LC Application, or any rights which Issuing Bank or Lenders may have to otherwise apply any payments by Borrower and any LC Collateral under Section 2.11.

     (b) Acceleration of LC Obligations.  If the Obligations or any part thereof
         ------------------------------
become immediately due and payable pursuant to Section 8.1 then, unless Majority Lenders otherwise specifically elect to the contrary (which election may thereafter be retracted by Majority Lenders at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to Issuing Bank immediately an amount equal to the aggregate LC Obligations which are then outstanding. All amounts so paid shall first be applied to Matured LC Obligations and then held by Issuing Bank as LC Collateral until such LC Obligations become Matured LC Obligations, at which time such LC Collateral shall be applied to such Matured LC Obligations.

     (c) Investment of LC Collateral.  Pending application thereof, all LC
         ---------------------------
Collateral shall be invested by Issuing Bank in such interest-bearing investments as Issuing Bank may choose in its sole discretion reasonably exercised. All interest on such investments shall be reinvested or applied to Matured LC Obligations. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, Issuing Bank shall release any remaining LC Collateral. Borrower hereby assigns and grants to Issuing Bank a continuing security interest in all LC Collateral paid by it to Issuing Bank, all investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, the Notes, and the other Loan Documents, and Borrower agrees that such LC Collateral and investments shall be subject to all of the terms and conditions of the Mortgage. Borrower further agrees that Issuing Bank shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of New York with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

                 ARTICLE IV - Conditions Precedent to Lending
                              -------------------------------

     Section 4.1.   Documents to be Delivered.  No Lender has any obligation to
                    -------------------------
make its first Advance, and Issuing Bank has no obligation to issue the first Letter of Credit, unless Administrative Agent shall have received all of the following duly executed and delivered in multiple counterparts for each Lender and in form, substance and date satisfactory to Administrative Agent:

     (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

     (b) Each Spinnaker Note, PGS Note and Warburg Note.

     (c) The following certificates of Borrower:

         (i) An "Omnibus Certificate" of the Secretary of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the members of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the Limited Liability Company Agreement of Borrower and all amendments thereto, certified by the Secretary of State of Delaware, and (3) a copy of the regulations of Borrower; and

         (ii) A "Compliance Certificate" of the Chief Financial Officer of the Borrower of even date with such Advance in which such officer certifies to the satisfaction of the conditions set out in subsections (a), (b) and (c) of Section 4.2.

     (d) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction.

     (e) A favorable opinion of Vinson & Elkins, L.L.P., counsel for the Related Persons, substantially in the form set forth in Exhibit G.
                                                ---------

     (f) A favorable opinion of Phelps, Dunbar, L.L.P., Louisiana counsel for the Agents and the Lenders, substantially in the form set forth in Exhibit H.
                                                                   ---------

     (g) A favorable opinion of Knut Haavardsen, General Counsel of PGS, substantially in the form set forth in Exhibit I.
                                       ---------

     (h) A favorable opinion of Willkie Farr & Gallagher, counsel for Warburg, substantially in the form set forth in Exhibit J.
                                       ---------

     (i) A favorable opinion of Baker & Botts, L.L.P., counsel for the Agents and the Lenders, substantially in the form set forth in Exhibit K.
                                                        ---------

     (j) Each Security Document listed in the Security Schedule, together with the delivery of such certificate, stock powers and instruments required to be delivered pursuant to the Security Documents.

     (k) Certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

     (l) Documents similar to those specified in subsections (c)(i) and (d) of this section with respect to each Guarantor and each Sponsor (provided that the requirements of subsection (d) shall not be required of PGS).

     (m) Title opinions in form, substance and authorship satisfactory to Administrative Agent, concerning the oil and gas properties listed under the heading "Identified Properties" on Schedule 3, and, as to all other oil and gas
                                   ----------
properties listed on Schedule 3, other title assurances satisfactory to
                     ----------
Administrative Agent.

     (n) Administrative Agent shall have received true and correct copies of such documents or instruments as may be reasonably requested by Administrative Agent including, without limitation, any debt instrument, security agreement or other material contract to which any Related Party or any Sponsor may be a party.

     (o) Administrative Agent shall have received true and complete copies of detailed consolidated annual projections for Spinnaker Exploration Company, certified as of the Closing Date by the chief financial officer of Borrower as having been prepared in good faith by Borrower, which certificate shall state that such officer has no reason to believe that the projections are incorrect or misleading in any material respect, it being recognized by Administrative Agent and Lenders that such projections as to future events depend on such assumptions and are not to be viewed as facts and that actual results during the period covered by any such projections may differ from the projected results.

     (p) Administrative Agent shall have received the results of a lien search (which lien search shall be satisfactory to Administrative Agent and which shall have been conducted immediately prior to the Closing Date) in each of the jurisdictions where assets any Related Person are located, and such search shall reveal no Liens on any of the assets of any Related Person except for Liens permitted by Section 6.2(b) and other Liens approved by Administrative Agent.

     (q) Letter from CT Corporation System accepting appointment as designee, appointee and agent of Borrower, each Guarantor and each Sponsor pursuant to
Section 10.5(b).

     (r) Borrower's payment to Administrative Agent of all fees then due to Administrative Agent and Lenders hereunder and under the Fee Letter and all reasonable legal fees of Administrative Agent's counsel for which invoices in reasonable detail are received at least 10 days prior to the date of the first Advance.

     (s) Evidence satisfactory to Administrative Agent that during the period commencing December 20, 1996 and ending prior to the initial Advances, Spinnaker Exploration Company shall have received all the Sponsor capital contributions ($75 million) toward exploration, development and related activity.

     (t) Receipt by Administrative Agent of a certificate from Warburg, in the form of Exhibit L attached hereto, evidencing its capacity to meet its maximum
        ---------
obligations under its Support Agreement.

     (u) Administrative Agent shall have received from Borrower a certificate of insurance of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 6.1(h) hereof.

     (v)  The Support Agreements.

     Section 4.2.   Additional Conditions Precedent.  No Lender has any
                    -------------------------------
obligation to make any Advance (including its first), and Issuing Bank has no obligation to issue any Letter of Credit (including the first) unless the following conditions precedent have been satisfied:

     (a) (i) In the case of all Advances, all representations and warranties made by any Related Person in any Loan Document shall be true on and as of the date of such Advance or the date of issuance of such Letter of Credit and after giving effect thereto as if such representations and warranties had been made as of the date of such Advance or the date of issuance of such Letter of Credit and
(ii) in the case of a PGS Advance or a Warburg Advance, all representations and warranties made by the applicable Sponsor in the respective Sponsor Agreement to which it is a party shall be true on and as of the date of such Advance or the date of issuance of such Letter of Credit and after giving effect thereto as if such representations and warranties had been made as of the date of such Advance or the date of issuance of such Letter of Credit.

     (b) (i) In the case of all Advances, no Default shall exist at the date of such Advance or the date of issuance of such Letter of Credit or result therefrom and (ii) in the case of a PGS Advance or a Warburg Advance, no Sponsor Default shall exist under the applicable Sponsor Agreement related thereto.

     (c) (i) In the case of all Advances, no act, event or condition shall have occurred which has resulted in a Material Adverse Effect and (ii) in the case of a PGS Advance or a Warburg Advance, no act, event or condition shall have occurred which has resulted in a material adverse effect on the financial condition, business, properties, assets or operations of the applicable Sponsor or the ability of such Sponsor to perform its obligations under the Support Agreement to which it is a party on a timely basis or the ability of the Administrative Agent or any Lender to enforce such Sponsor's Obligations thereunder.

     (d) The making of such Advance or the issuance of such Letter of Credit shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject any Lender or Issuing Bank to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

     (e) No suit, action, investigation, inquiry or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered in connection with any Loan Document, or any of the transactions contemplated hereby or thereby, which, in the judgment of Administrative Agent, would have a Material Adverse Effect.

     (f) The Administrative Agent shall have received a Request for Advance duly completed, executed and delivered by Borrower as required by Section 2.4.

                  ARTICLE V - Representations and Warranties
                              ------------------------------

     Section 5.1.   Borrower's Representations and Warranties.  To confirm each
                    -----------------------------------------
Lender's understanding concerning Related Persons and Related Persons' businesses, properties and obligations and to induce Administrative Agent and each Lender to enter into this Agreement and to make the Loans and issue Letters of Credit, Borrower represents and warrants to Administrative Agent and each Lender that:

     (a) No Default.  Borrower is not in default in the performance of any of
         ----------
the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

     (b) Organization and Good Standing.  Each Related Person is duly organized,
         ------------------------------
validly existing and in good standing under the laws of its state of organization, having all powers required to carry on its business and enter into and carry out the reactions contemplated hereby. Each such Related Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it, if any, or the nature of the business transacted by it makes such qualification necessary, except where the failure so to qualify will not have any Material Adverse Effect. Each such Related Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it, if any, or the nature of the business transacted by it, if any, makes such actions and procedures desirable.

     (c) Authorization.  Each Related Person has duly taken all action necessary
         -------------
to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

     (d) No Conflicts or Consents.  The execution and delivery by the various
         ------------------------
Related Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not
(i) conflict with any provision of (1) any domestic or foreign law, statute, rule or regulation, (2) the organizational documents of any Related Person, or
(3) any agreement, judgment, license, order or permit applicable to or binding upon any Related Person, (ii) result in the acceleration of any Indebtedness owed by any Related Person, or (iii) result in or require the creation of any Lien upon any assets or properties of any Related Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by any Related Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

     (e) Enforceable Obligations.  This Agreement is, and the other Loan
         -----------------------
Documents when duly executed and delivered will be, legal, valid and binding obligations of each Related Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     (f) Initial Financial Statements.  The Initial Financial Statements of
         ----------------------------
Spinnaker Exploration Company fairly present (i) Spinnaker Exploration Company's consolidated, financial position at the date thereof, (ii) the consolidated results of Spinnaker Exploration Company and (iii) Spinnaker Exploration Company's consolidated cash flows for the period thereof. Since the date of the audited annual Initial Financial Statements no act, event or condition has occurred which would have a material adverse effect upon the assets, business, properties, operations or financial condition, of the Related Persons, taken as a whole. The Initial Financial Statements of Spinnaker Exploration Company were prepared in accordance with GAAP.

     (g) Other Restrictions.  No Related Person is subject to or restricted by
         ------------------
any franchise, contract, deed, charter restriction, or other instrument or restriction which may be reasonably expected to have a Material Adverse Effect.

     (h) Full Disclosure.  No certificate, statement or other information
         ---------------
delivered in writing herewith or heretofore by any Related Person to Administrative Agent or any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement known to a Related Person of a material fact or omits to state any material fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) necessary to make the statements contained herein or therein not materially misleading as of the date made or deemed made, taken as a whole. There is no fact known to any Related Person that has not been disclosed to Administrative Agent and each Lender in writing which could materially and adversely affect Borrower's consolidated properties, assets, operations businesses, or condition (financial or otherwise). To the best knowledge of Borrower, there are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to Administrative Agent and each Lender true, correct and complete copies of the Initial Financial Statements and the Initial Engineering Report.

     (i) Litigation.  There are no actions, suits or legal, equitable,
         ----------
arbitrative or administrative proceedings pending, or to the knowledge of any Related Person threatened, against any Related Person before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which do or may have a Material Adverse Effect, and there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Related Person or any Related Person's property, which have or may have a reasonable possibility of causing a Material Adverse Effect.

     (j) ERISA Liabilities.  All currently existing ERISA Plans are listed in
         -----------------
the Disclosure Schedule or a Disclosure Report. No Termination Event has occurred with respect to any ERISA Plan and the Related Persons are in compliance with ERISA in all material respects. No Related Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. No "accumulated funding deficiency"

(as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

     (k)  Environmental and Other Laws.  Except as would not have a Material
          ----------------------------
Adverse Effect (or with respect to (iii), (iv) and (v) below, where the failure to take such actions would not have a Material Adverse Effect):

          (i) Neither any property of any Related Person or any Subsidiary nor the operations conducted thereon violate any Environmental Laws;

          (ii) Without limitation of clause (a) above, no property of any Related Person or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of any of the Related Persons, by any prior owner or operator of such property or operation, are in violation of or subject to any existing, pending or, to the Related Person's knowledge, threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority or to any remedial obligations under Environmental Laws;

          (iii) All notices, permits, licenses or similar authorizations, if any, required pursuant to Environmental Laws to be obtained or filed in connection with the operation or use of the property of any Related Persons and each Subsidiary have been duly obtained or filed, and the Related Persons and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

          (iv) All Hazardous Materials, solid waste, and oil and gas exploration and production wastes, if any, generated at the property of any Related Person or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of each Related Person, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or, to each Related Person's knowledge, threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

          (v) The Related Persons have taken all steps reasonably necessary to determine and have determined that no Hazardous Materials, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any Hazardous Materials on or to any property of the Related Persons or any Subsidiary except, in each case, in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment; and

         (vi) None of the Related Persons nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, Hazardous Materials or solid waste into the environment.

     (l) Names and Places of Business.  No Related Person has, during the
         ----------------------------
preceding five years, been known by, or used any other corporate, trade, or fictitious name (except Spinnaker Exploration Company's name previously was Spinco Exploration Corp.). Except as otherwise indicated pursuant to Section 6.1(d), the chief executive office and principal place of business of each Related Person is located at the address set out in Section 10.3. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Related Person has any other office or place of business.

     (m) Borrower's Subsidiaries.  Borrower does not have any Subsidiary or own
         -----------------------
any stock in any other corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. No Related Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except associations, joint ventures or other relationships (i) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (ii) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (iii) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships. Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

     (n) Title to Properties.  Each Related Person has valid and defensible
         -------------------
title to, or a valid leasehold or like interest in, all of the real property interests constituting the Mortgaged Property and all of its other material properties and assets, free and clear of all Prohibited Liens and of all material impediments to the use of such properties and assets in such Related Person's ordinary course of business.

     (o) Government Regulation.  No Related Person is subject to regulation
         ---------------------
under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other statute, law, regulation or decree which regulates the incurring by such Person of Indebtedness, including statutes, laws, regulations or decrees relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

     (p) Permits and Licenses.  Each Related Person possesses all permits,
         --------------------
licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names and copyrights which are material to the conduct of its business.

     (q) Taxes.  Each Related Person has filed or caused to be filed all tax
         -----
returns which, to the knowledge of such Related Person, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) where extensions have been obtained and (ii) any such impositions as to which the amount or validity is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Related Person); no tax Lien has been filed, and, to the knowledge of Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

     (r)  Insurance.  The Disclosure Schedule sets forth a complete and correct
          ---------
list of all insurance policies and programs in effect on the Closing Date with respect to the properties and businesses of each Related Person specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder and (iv) the policy or other identification number thereof.

     (s)  Year 2000.
          ---------

          (i) All device, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") necessary for each Related Person to carry on its
                    -------
     business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of its business operations. For purposes of these provisions, "Year 2000
                                                              ---------
     Compliant" means that such Systems are designed to be used prior to, during
     ---------
     and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

          (ii) Each Related Person has: (1) undertaken a detailed inventory, review, and assessment of all areas within its business and operations that could be adversely affected by the failure of it to be Year 2000 Compliant on a timely basis; (2) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis, and (3) to date, implemented that plan in accordance with that timetable in all material respects.

          (iii) Each Related Person has made or will make written inquiry of each of its key suppliers, vendors, and customers, and will attempt to obtain in writing confirmations from all such persons, as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, each Related Person reasonably believes that all such persons will be or become so compliant. For purposes hereof, "key suppliers, vendors, and customers" refers to those suppliers, vendors, and customers of each Related Person whose business failure would, with reasonable probability, result in a Material Adverse Effect.

                      ARTICLE VI - Covenants of Borrower
                                   ---------------------

     Section 6.1. Affirmative Covenants.  To conform with the terms and
                  ---------------------
conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce Administrative Agent and each Lender and Issuing Bank to enter into this Agreement and make the Loans and issue Letters of Credit, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

     (a) Payment and Performance.  Borrower will pay all amounts due by Borrower
         -----------------------
under the Loan Documents to which it is a party in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents applicable to Borrower. Borrower will cause the other Related Persons to observe, perform and comply with every such term, covenant and condition applicable to the other Related Persons in the Loan Documents to which they are a party.

     (b) Books, Financial Statements and Reports.  Each Related Person will at
         ---------------------------------------
all times maintain full and accurate books of account and records. Borrower will maintain and will cause each Related Person to maintain a standard system of accounting and will furnish the following statements and reports to Administrative Agent and Lender at Borrower's expense:

         (i) As soon as available, and in any event within 90 days after the end of each Fiscal Year, complete audited consolidated financial statements of Spinnaker Exploration Company together with all notes thereto, prepared in reasonable detail in accordance with GAAP in all material respects, together with an opinion, based on an audit using generally accepted auditing standards, by Arthur Andersen or other independent certified public accountants of recognized national standing selected by Spinnaker Exploration Company and acceptable to the Administrative Agent, stating that such consolidated financial statements have been so prepared. These financial statements shall contain a consolidated balance sheet as of the end of such Fiscal Year and consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within 90 days after the end of each Fiscal Year Borrower will furnish a certificate signed by such accountants stating that in making the examination and reporting on the consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

          (ii) As soon as available, and in any event within 60 days after the end of each Fiscal Quarter, complete unaudited consolidated financial statements from Spinnaker Exploration Company and consolidated balance sheet as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments and without footnotes. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (b)(i) of this section, furnish a certificate in the form of Exhibit F signed by the chief financial officer of Borrower
                 ---------
     stating that such financial statements are accurate and complete in all material respects, stating that he/she has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 6.2(a), (k), (1) and (m), and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

          (iii) Promptly upon their becoming available, copies of all (A) financial statements, reports, notices and proxy statements sent by any Related Person to its stockholders or members and (B) all statements and reports sent to any Related Person or filed with or otherwise provided to any Governmental Authority (including without limitation, the Federal Energy Regulatory Commission or the Texas Natural Resource Conservation Committee and any successor agencies) which describe or relate to any event which could reasonably be expected to have a Material Adverse Effect;

          (iv) By March 15 of each year, an Engineering Report prepared as of January 1 of such year by Ryder Scott Company, or other independent petroleum engineers chosen by Borrower and reasonably acceptable to Administrative Agent, and by August 15 of each year, an Engineering Report prepared by Borrower's in-house engineering staff as of July 1 of such year. Each such report shall cover all proved oil and gas reserves attributable to the properties and interests owned by any Related Person which are (i) located in or offshore of the United States and (ii) to comprise the Borrowing Base. Each such report shall take into account any "over-produced" status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report, and shall be accompanied by such additional data concerning pricing, operating costs, quantities of production from the oil and gas properties of the Related Persons, purchasers of production, and other information and engineering and geological data as Administrative Agent may reasonably request.

          (v) As soon as available, and in any event within sixty (60) days after the end of each Fiscal Quarter, (A) a report describing by lease or unit the gross volume of production, oil and gas prices and sales attributable to production during such Fiscal Quarter from the properties described in subsection (b)(iv) above and describing the related severance taxes, other taxes, and leasehold operating expenses and capital costs attributable thereto and incurred during such Fiscal Quarter and (B) a summary prepared by the Borrower of its cost of undeveloped leasehold and internal reserve estimate and PV-10 for proved oil and gas reserves not included in the most recent Engineering Report.

          (vi) As soon as available, and in any event within sixty (60) days after the end of each Fiscal Quarter, a hedging report prepared by Borrower regarding any Hedging Agreement entered into by Borrower and in effect as of the end of such Fiscal Quarter. Each such hedging report shall be in form satisfactory to Administrative Agent and shall include unit volumes, pricing, term, counterparty and date of such contracts.

         (vii) Within ten (10) days after entering into a contract, whether written or oral, for the sale or transfer of any Mortgaged Property, a schedule of all of the Mortgaged Property so sold since the date of the most recent Engineering Report, cross-referencing same to the Engineering Report last delivered hereunder, and the details of such sales including the Net Sales Proceeds received by the Borrower in connection with each sale. Contemporaneously with the consummation of any such sale or transfer with respect to Mortgaged Property included in the Borrowing Base, the Borrowing Base shall be subject to adjustment, if any, pursuant to Section 6.2(d)(iii) hereof.

     (c) Other Information and Inspections.  Each Related Person will furnish to
         ---------------------------------
Administrative Agent and each Lender any information which Administrative Agent may from time to time reasonably request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Related Persons' businesses and operations. At any reasonable time and from time to time, upon reasonable notice, each Related Person shall, and shall cause its Subsidiaries to, permit the Administrative Agent and any Lender or any of its agents or representatives thereof, to (a) examine and make copies of and abstracts from the records and books of account of, and visit and inspect at its reasonable discretion the properties of, any such Related Person and any such Subsidiary, and (b) discuss the affairs, finances and accounts of any such Related Person and any such Subsidiary with any of their respective officers or directors; provided however, notwithstanding the provisions of 8.3 the
           -------- -------
Administrative Agent or the Lender for whose benefit such inspection and visitation is made assumes sole responsibility for the condition of any property of any such Related Person or its Subsidiaries so visited and inspected, the access and egress thereto (including, but not limited to wharves, docks, and helicopter landing areas), and any vice or defect therein or thereon, and assumes all responsibility for and hereby releases and indemnifies each Related Person, its Affiliates, and their officers, directors, employees, and agents against any claim for damage or injury to or by the Administrative Agent or such Lender (or the representatives thereof) or to any such Related Person's or its Subsidiaries' property which may be occasioned by inspection and visitation of any such Related Person's or its Subsidiaries' property; provided, however, that
                                                         --------  -------
neither any Related Person nor any of its Subsidiaries shall be required to disclose to the Administrative Agent, any Lender or any agents or representatives thereof any information which is the subject of attorney-client privilege or attorney's work-product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information. The expense of any exercise by the Administrative Agent or any Lender of its rights under this Section 6.1(c) shall not be incurred by the Borrower unless a Default has occurred and is continuing at the time of the request or visit.

     (d) Notice of Material Events and Change of Address.  Borrower will
         -----------------------------------------------
promptly, after it has knowledge, notify Administrative Agent and each Lender:

         (i) of the occurrence of any act, condition or event which is reasonably likely to have a Material Adverse Effect;

          (ii)   of the occurrence of any Default;

          (iii) of the acceleration of the maturity of any Indebtedness owed by any Related Person or of any default by any Related Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default might have a Material Adverse Effect;

          (iv)   of the occurrence of any Termination Event;

          (v) of any claim in an amount equal to 1% of Spinnaker Exploration Company's consolidated shareholder equity (based upon the most recent financial statements delivered pursuant to Section 6.1(b)), or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other claim asserted against any Related Person or with respect to any Related Person's properties which might exceed such amount;

          (vi) of the institution of any material action, suit, proceedings, governmental investigation or arbitration against or affecting any Related Person not previously disclosed in writing to Administrative Agent pursuant to this Section 6.1 or any material development in action, suit, proceeding, governmental investigation or arbitration already disclosed in either case which is likely to constitute a Material Adverse Effect; and

          (vii) copies of all notices of default, notices, amendments, waivers and other documents delivered or received by any Related Person pursuant to the terms of the PGS Data Contract (excluding minor correspondence, notices of delivery of data and the like).

Upon the occurrence of any of the foregoing the Related Persons will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Administrative Agent in writing at least thirty days prior to the date that any Related Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Administrative Agent and its counsel to prepare the same.

     (e)  Maintenance of Properties.  Each Related Person will maintain,
          -------------------------
preserve, protect, and keep all Collateral and all other material property (specifically excluding properties no longer capable of producing hydrocarbons in economically reasonable quantities) used or useful in the conduct of its business in good condition, ordinary wear and tear excepted, and in compliance with all applicable laws, rules and regulations (except where non-compliance is not reasonably likely to have a Material Adverse Effect), and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be conducted at all times. Without limitation of the foregoing, (i) each Related Person shall, or shall make reasonable and customary efforts to, cause its oil and gas properties to be maintained, developed, protected and operated in a good and workmanlike manner in material compliance with all title documents, laws and contracts and (ii) each Related Person shall, or shall make reasonable and customary efforts to, use its reasonable efforts to cause its oil and gas properties to be developed in accordance with Spinnaker Exploration Company's July 23, 1998 Board Meeting Cash Forecasts provided to Administrative Agent prior to the Closing Date, as such plans and projections may be revised by Borrower thereafter (such revisions to be delivered to Administrative Agent upon its reasonable request). All hydrocarbons which any Related Person takes and/or markets from its oil and gas properties shall be sold at such prices and on such terms as would be sought and obtained by a reasonably prudent operator.

     (f) Maintenance of Existence and Qualifications.  Each Related Person will
         -------------------------------------------
maintain and preserve its existence and its material rights, privileges, permits, licenses and franchises necessary to conduct its business in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not have any Material Adverse Effect.

     (g) Payment of Trade Debt, Taxes, etc.  Each Related Person will (i) timely
         ---------------------------------
file (including any automatic extensions for filing) all required tax returns;
(ii) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (iii) within ninety
(90) days after the same becomes due pay all Indebtedness owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (iv) pay all other material claims (including, without limitation, claims for labor, services, materials and supplies) that have become due and payable and that by law have or may become a Lien on its such property or assets, prior to the time when any penalty or fine may be incurred with respect thereto; and (v) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Related Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

     (h) Insurance.  Each Related Person will keep or cause to be kept
         ---------
adequately insured by financially sound and reputable insurers its surface equipment, vehicles and all other property of a character usually insured by similar Persons engaged in the same or similar businesses and reasonably satisfactory to Administrative Agent. Each Related Person shall at all times maintain insurance against its liability for injury to persons or property as is customary for the industry, which insurance shall be by financially sound and reputable insurers and reasonably satisfactory to Administrative Agent.

     (i) Payment of Expenses.  Whether or not the transactions contemplated by
         -------------------
this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay all reasonable costs (excluding advertising costs) and expenses incurred by or on behalf of (i) Administrative Agent and its Affiliates (including reasonable attorneys' fees) in connection with (1) the negotiation, syndication, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, and (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, and (ii) Administrative Agent or any Lender (including reasonable attorneys' fees) in connection with the defense or enforcement of the Loan Documents (other than the Sponsor Agreements) or the defense of Administrative Agent's or any Lender's exercise of its rights thereunder (including costs and expenses of determining whether and how to carry out such defense or enforcement).

     (j) Preservation of Oil and Gas Properties.  Borrower shall at all times at
         --------------------------------------
Borrower's own expense use reasonable commercial efforts to do all things reasonably necessary to keep unimpaired each Related Persons' rights and remedies in their oil and gas properties. Without limiting the foregoing, each Related Person shall use reasonable commercial efforts to pay or cause to be paid, promptly as and when due and payable, all delay rentals, royalties and other indebtedness payable to the lessor of such oil and gas properties. Should any adverse claim be made against, or a cloud develop upon, or material title defect exist upon, the title of any Related Person to any part of its oil and gas properties, such Related Person agrees that it will promptly defend such claim or take appropriate action to remove such cloud or clear such title defect at such Related Person's expense. Subject to Section 6.2(d), each Related Person shall maintain at all times title to all their respective properties as represented by Section 5.1(n), free and clear of Liens, other than the Liens permitted by Section 6.2(b). Notwithstanding the foregoing, nothing in this
Section 6.1(j) shall prevent any Related Person from plugging and abandoning any wells if, based on its good faith assessment, it is economical to do so, or prevent any Related Person from assigning leases by customary farm-ins or non-consent provisions in the good faith exercise of the prudent operator standard.

     (k) Compliance with Agreements and Law.  Each Related Person will perform
         ----------------------------------
all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Related Person will conduct its business and affairs in material compliance with all laws, regulations, and orders applicable thereto, including Environmental Laws.

     (l) Year 2000
         ---------

         (i) Each Related Personal shall furnish such additional information, statements and other reports with respect to its activities, course of action and progress towards becoming Year 2000 Compliant as Administrative Agent may request from time to time.

         (ii) In the event of any change in circumstances that causes or will likely cause any of the Related Persons' representations and warranties with respect to its being or becoming Year 2000 Compliant to no longer be true (hereinafter, referred to as a "Change in Circumstances") then such
                                          -----------------------
     Related Person shall promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide Administrative

     Agent with written notice (the "Notice") that describes in reasonable
                                     ------
     detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause such Related Person's representations and warranties with respect to being or becoming Year 2000 Compliant to no longer be true. Each Related Person shall, within ten (10) days of a request, also provide Administrative Agent with any additional information Administrative Agent requests of such Related Person in connection with the Notice and/or a Change in Circumstances.

          (iii) Each Related Person shall give any representative of Administrative Agent access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of such Related Person and relating to its affairs, and to inspect any of the properties and Systems of such Related Person, and to project test the Systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of Administrative Agent.

     Section 6.2 Negative Covenants.  To conform with the terms and
                 ------------------
conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce Administrative Agent and each Lender and Issuing Bank to enter into this Agreement and make the Loans and issue Letters of Credit, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

     (a)  Indebtedness.  No Related Person will create, incur, assume or suffer
          ------------
to exist any Indebtedness except:

          (i)    the Obligations;

          (ii) Indebtedness arising under Hedging Agreements as permitted hereunder;

          (iii) miscellaneous items of Indebtedness not described in subsections (i) and (ii), incurred for purchase money indebtedness, Capitalized Lease Obligations and leases substantially equivalent to title retention or conditional sales agreements, sales and leasebacks, and other Indebtedness incurred in the ordinary course of business for the purchase of equipment, computers, furniture, automobiles and similar incidentals (and not for working capital or acquisitions) which do not in the aggregate (taking into account all such Indebtedness of all Related Persons) exceed $1,000,000 at any one time outstanding;

          (iv)   Indebtedness owing to another Related Person permitted by
     Section 6.2(g); and

          (v) Indebtedness owing to the Sponsors in connection with any purchase of the PGS Notes and/or the Warburg Notes, as described in Section 11(d) hereof, provided that such Indebtedness is subject to the terms of subordination set forth in the Sponsor Agreements.

     (b)  Limitation on Liens.   No Related person will create, incur, assume or
          -------------------
suffer or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except:

          (i)    Liens which secure Obligations only;

          (ii)   Liens which secure Indebtedness permitted by Section
     6.2(a)(iii);

          (iii) Liens for taxes or assessments on real or personal property which are not yet past due, or Liens for taxes and assessments on real or personal property which are past due but for which adequate reserves with respect thereto are maintained on its books in accordance with GAAP and which are being diligently contested in good faith by appropriate proceedings and have not proceeded to judgment;

          (iv) imperfections and irregularities in title to any property (which indirectly or together with any other such property has an aggregate fair market value in excess of $500,000) which in the aggregate do not materially impair the fair market value or use of such property for the purposes for which it is or may reasonably be expected to be held;

          (v) easements, exceptions, reservations, servitudes, permits, surface leases and other rights in respect of surface leases, zoning, planning, environmental and similar restrictions, laws or ordinances or agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, roads, trails, walkways, drainage, irrigation, water, and sewage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, or for the joint or common use of real property or rights-of-way and other like purposes affecting real property (which indirectly or together with any other such property has an aggregate fair market value in excess of $500,000) which in the aggregate, are not substantial in amount, and which do not, in any case, materially burden or impair the fair market value or use of such property for the purposes for which it is or may reasonably be expected to be held;

          (vi) non-consensual Liens imposed by law (other than a Lien imposed by ERISA), including carrier's, mechanics', materialmen's, landlord's, warehousemen's or other similar Liens, with respect to obligations not incurred in connection with any violations of law and which are not delinquent or, if delinquent, are being diligently contested in good faith by appropriate proceedings, and for which adequate reserves with respect thereto are maintained on its books in accordance with GAAP;

          (vii) Liens consisting of pledges or deposits made in connection with obligations under unemployment insurance, social security, workers' compensation laws or similar legislation;

          (viii) Liens consisting of pledges or deposits of property to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, licenses, franchises, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (ix) Liens consisting of deposits of property to secure statutory obligations of Borrower in the ordinary course of its business;

          (x) Liens consisting of deposits of property to secure (or in lieu of) surety, appeal or customer bonds in proceedings to which Borrower is a party in the ordinary course of its business;

          (xi) Liens arising under operating, farmout, pooling or unitization agreements of Borrower of the scope and nature customary in the oil and gas industry; and

          (xii) Liens for lessor's royalties, overriding royalties, and division orders and sales contracts covering hydrocarbons, reversionary interests and similar burdens; and any operator's Liens or similar Liens arising in the ordinary course of the oil and gas operations of the Related Persons and securing obligations that are not past due;

provided that no Lien referred to above in subsections (ii) through (iii),
--------
inclusive, shall (1) secure Indebtedness (except in subsection (ii)), (2) in the aggregate materially detract from the value of the oil and gas properties of the Related Persons or materially impair the use thereof in the operation of the business of the Related Persons, (3) individually or in the aggregate, operate to reduce the net revenue interest of the Related Persons in any of the Mortgaged Property owned by the Related Persons to less than the net revenue interest set forth in the Engineering Report most recently delivered by Borrower to the Administrative Agent, or (4) be disadvantageous in any material respect to Administrative Agent and the Lenders.

     (c)  Limitation on Fundamental Changes, Issuances of Securities.  Except as
          ----------------------------------------------------------
expressly provided in this subsection, no Related Person shall enter into any transaction of acquisition of a Person or merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets. Any Subsidiary of Borrower may, however, be merged into or consolidated with (i) another Subsidiary of Borrower, so long as a direct wholly-owned Subsidiary of Borrower which is a Guarantor is the surviving business entity, or (ii) Borrower, so long as Borrower is the surviving business entity. In addition, any Person may be merged into or consolidated with any Related Person so long as such Related Person is the surviving business entity and no Default exists or will be created thereby. Any wholly-owned Subsidiary of Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Borrower or any other direct wholly-owned Subsidiary of Borrower which is a Guarantor. Borrower will not issue any membership interests other than common membership interests in Borrower and any options or warrants giving the holders thereof only the right to acquire such interests. No Subsidiary of Borrower will issue any additional securities or any options, warrants or other rights to acquire such additional securities except to Borrower and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of Borrower will allow any diminution of Borrower's interest (direct or indirect) therein. Except in connection with a Permitted Initial Public Offering, Borrower will not suffer to exist any sale, transfer or other disposition of the stock of or rights with respect to Borrower or any Subsidiary, and Borrower will not issue any additional securities or any options, warrants or other rights to acquire such additional securities.

     (d)  Limitation on Sales of Property.  No Related Person will sell,
          -------------------------------
transfer, lease, exchange, alienate or dispose of any properties valued in the Borrowing Base or any of its other assets or properties or any interest therein except:

          (i) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

          (ii) inventory (including oil and gas sold as produced and seismic data) which is sold for cash only in the ordinary course of business on ordinary trade terms;

          (iii) in the period subsequent to the then most recent Determination Date, sales of interests in oil and gas properties, or portions thereof, which are included in the Borrowing Base whose value, if any, as set forth in the Engineering Report most recently finished to Administrative Agent and Lenders as of the time of sale does not in the aggregate in such period exceed $500,000. In the event the Lenders, in their sole discretion, permit any Related Person to sell any such properties which are included in the Borrowing Base in excess of such $500,000 in any such period, (1) Administrative Agent shall have the right to require a Borrowing Base re-determination, at Borrower's cost, and (2) the Net Sales Proceeds therefrom shall be applied as set forth in Section 2.10(a)(iv). Any sale, transfer or other disposition of Mortgaged Property shall contemporaneously with the consummation of such sale, transfer or other disposition, reduce the Borrowing Base then in effect by an amount equal to the loan value (as reasonably determined by the Lenders in accordance with the standards stated in this Agreement), attributable to all Mortgaged Property so sold, transferred or disposed; and

          (iv) in the period subsequent to the most recent Determination Date, sales of interests in oil and gas properties, or portions thereof, which are not included in the Borrowing Base whose fair market value as of the time of sale does not in the aggregate in such period exceed $4,000,000.

Notwithstanding Section 6.2(d)(iii) and (iv) above, no Related Person will sell, transfer, lease, exchange, alienate or dispose of any of its interests in its properties identified as Galveston 249 and West Cameron 39, without the prior written consent of the Majority Lenders; provided, that if such properties
                                         --------
become included in the Borrowing Base, such disposition shall be governed by
Section 6.2(d)(iii).

     (e)  Limitation on Dividends and Redemption. No Related Person will declare
          --------------------------------------
or pay any dividends on or make any other distribution in respect of any interest in it, nor will any Related

Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any securities in any Related Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Related Person, except as expressly provided in this section. Such dividends, distributions, contributions, purchases, redemptions, acquisitions, retirements or reductions may be made (i) by any Related Person other than Borrower without limitation to Borrower; (ii) by any Related Person to Guarantors which are Subsidiaries of Borrower, to the extent that such Guarantors are using funds so contributed or paid for activities in which Borrower could invest directly under Section 6.2(f), (iii) by Borrower to the members of Borrower, provided such distribution
                                                      --------
is solely used directly or indirectly to pay either current taxes or employee compensation paid within the ordinary course of business (including bonuses and payments under employment contracts existing on the Closing Date) and (iv) by Spinnaker Exploration Company as provided in Section 2(c) of the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock as such section exists on the Closing Date; provided that no such dividends,
                                         --------
distributions, contributions, purchases, redemptions, acquisitions, retirements or reductions shall be permitted if (a) a Default or Event of Default has occurred and is continuing, (b) a Default or Event of Default would occur as a result thereof, or (c) a Borrowing Base Deficiency exists.

     (f)  Limitation on Investments. No Related Person will make any significant
          -------------------------
acquisitions of, or capital contributions to, or other investments in, any properties or Person, other than:

          (i) Permitted Investments; investments permitted by Section 6.2(g); and demand and time deposits with The Frost National Bank not to exceed $250,000 at any one time;

          (ii)  in its existing lines of business;

          (iii) to Subsidiaries of the Borrower which are Guarantors;

          (iv) margin deposits or Letters of Credit posted in connection with any Hedging Agreement permitted pursuant to Section 6.2(n), provided such
                                                                 --------
     margin deposits and Letters of Credit do not exceed, in the aggregate for all such margin deposits and Letters of Credit at any one time outstanding, the sum of 5% of the then effective Borrowing Base; and

          (v) investments in connection with or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar or customary arrangements entered into in the ordinary course of business only insofar as they do not
     (i) reduce the net revenue interest of the Related Persons in any property included in the Borrowing Base below the undivided net revenue interest specified for such Related Persons in the most recent Engineering Report utilized by the Lenders in determining the then effective Borrowing Base and/or (ii) increase the undivided working interest without a corresponding increase in the net revenue interest specified for such Related Persons in the most recent Engineering Report utilized by the Lenders in determining the then effective Borrowing Base.

     Notwithstanding the foregoing, investments by Spinnaker Exploration Company and WP Spinnaker Holdings, Inc. shall be limited to their interests in Borrower or Permitted Investments and investments permitted by Section 6.2(g).

     (g)  Limitation on Credit Extensions.  Except for Permitted Investments, no
          -------------------------------
Related Person will extend credit, make advances or make loans other than (i) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, (ii) loans to another Related Person that is a Guarantor or to the Borrower (to the extent (and only to the extent) repayment thereof shall be subordinated by an agreement in the form of Exhibit N to payment of the
                                            ---------
Obligations), and (iii) advances to operators under operating agreements entered into by the Borrower in the ordinary course of business.

     (h)  Transactions with Affiliates.  No Related Person will engage in any
          ----------------------------
transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restrictions shall not apply to transactions among Related Persons.

     (i)  Certain Contracts; Amendments; Multiemployer ERISA Plans.  Except as
          --------------------------------------------------------
expressly provided for in the Loan Documents, no Related Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower: (i) to pay dividends or make other distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, or (iv) to transfer any of its assets to Borrower. No Related Person will enter into any "take-or-pay"contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Related Person will amend or permit any amendment to its charter documents or bylaws or the PGS Data Contract to the material detriment of Administrative Agent or any Lender. No Related Person will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

     (j)  Fiscal Year.  No Related Person will change its fiscal year.
          -----------

     (k)  Current Ratio.  The ratio of Borrower's consolidated current assets as
          -------------
of the end of each Fiscal Quarter to Borrower's consolidated current liabilities as of the end of such Fiscal Quarter will never be less than 1.00 to 1.00. For purposes of this subsection, Borrower's consolidated current ratio will be calculated (i) including availability under this Agreement as current assets, and (ii) excluding as current liabilities any payments of principal on the Notes which are required to be repaid within one year from the time of calculation.

     (l)  Tangible Net Worth.  Borrower's Consolidated Tangible Net Worth as of
          ------------------
the end of each Fiscal Quarter will never be less than the sum of (A) $40,000,000 plus (B) fifty percent (50%) of Borrower's Adjusted Consolidated Net Income for each Fiscal Quarter, if positive, and zero percent (0%) if negative, determined on a cumulative basis, for the period beginning September 30,

1998 and ending on the last day of the most recent Fiscal Quarter as of the time in question plus (C) seventy-five percent (75%) of the Net Proceeds of Equity and equity capital contributions from Sponsors received after the Closing Date.

     (m)  EBITDA to Borrower's Consolidated Interest Expense.  The ratio of
          --------------------------------------------------
EBITDA to Borrower's Consolidated Interest Expense shall not be less than 2.5 to
1.0 (a) for the Fiscal Quarter commencing on July 1, 1998 and ending on September 30, 1998, on an annualized basis, (b) for the two Fiscal Quarters ending on December 31, 1998, on an annualized basis, (c) for the three Fiscal Quarters ending on March 31, 1999, on an annualized basis, and (d) for any period of four consecutive Fiscal Quarters ending on or subsequent to June 30, 1999.

     (n)  Hedging. Borrower will not enter into any Hedging Agreement except for
          -------
Hedging Agreements that do not violate the following requirements:

          (i) at no time will the aggregate amounts maturing in any month under any floor hedging contracts or collar hedging contracts entered into prior to the date hereof exceed at any time one hundred percent (100%) of
     (x) the estimated production for such month from proved producing reserves of Related Persons, less (y) any such estimated production subject to forward sales transactions permitted under clause (ii) below.

          (ii) at no time will amounts maturing in any month under any forward sales transactions, calls or other derivative products (except as expressly provided above) for the sale of crude oil and/or natural gas exceed at any time seventy-five percent (75%) of (x) the estimated production for such month from proved producing reserves of Related Persons, less (y) any such estimated production subject to floor or collar permitted by clause (i) immediately preceding oil and gas contracts permitted under clause (i) above.

          (iii) at no time will any Hedging Agreement of any nature (including any such contracts described in clauses (i) and (ii) above) (x) contain any term or provision which could require Borrower to meet margin calls, or otherwise to put up money or other assets against the event of its nonperformance, prior to actual default in performing its obligations thereunder, or (y) have a counterparty with a minimum long-term unsecured Indebtedness rating less than "A-" by Standard & Poors Corporation or "A3" by Moody's Investors Services, Inc.


                            ARTICLE VII - Security
                                          --------

      Section 7.1   The Security.  The Obligations will be secured by the
                    ------------
Security Documents listed in the Security Schedule and any additional Security Documents hereafter delivered by any Related Person or any Sponsor and accepted by Administrative Agent.

      Section 7.2   Agreement to Deliver Security Documents.  Borrower agrees to
                    ---------------------------------------
deliver and to cause its Subsidiaries to deliver, to further secure the Obligations whenever requested by

Administrative Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Administrative Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by any of the Related Persons, subject only to Liens permitted by Section 6.2(b) hereof. Borrower also agrees to deliver, whenever requested by Administrative Agent in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to Administrative Agent with respect to any Related Person's properties and interests covering oil and gas properties constituting at least 80% of the present value, determined by the Lenders in their sole and absolute discretion and in accordance with their normal practices and standards for oil and gas loans as it exists at the particular time, of the Related Persons' oil and gas properties, based upon abstract or record examinations to dates acceptable to Administrative Agent and
(a) stating that such Related Person has good and defensible title to such properties and interests, free and clear of all Prohibited Liens, (b) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other matters as Administrative Agent may reasonably request. In the case of any Related Person granting a Lien in favor of Administrative Agent upon any assets having a present value in excess of $1,000,000 located in a new jurisdiction, Borrower will at its own expense, obtain and furnish to Administrative Agent all such opinions of legal counsel as Administrative Agent may reasonably request in connection with any such security, instrument or act of such Related Person.

     Section 7.3    Perfection and Protection of Security Interests and Liens.
                    ---------------------------------------------------------
Borrower will from time to time deliver to Administrative Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by the Related Persons in form and substance satisfactory to Administrative Agent, which Administrative Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

     Section 7.4    Bank Accounts; Offset.  To ensure the repayment of the
                    ---------------------
Obligations, Borrower hereby grants to Administrative Agent, each of its Affiliates and each Lender and Issuing Bank a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Administrative Agent or any Lender or Issuing Bank at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Administrative Agent or any Lender or Issuing Bank from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final), other than deposits of funds held by Borrower for the benefit of third parties, of Borrower with Administrative Agent or any Lender or Issuing Bank, and (c) any other credits and claims of Borrower at any time existing against Administrative Agent or any Lender or Issuing Bank, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each of Administrative Agent and any Lender and Issuing Bank is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

      Section 7.5   Additional Subsidiaries.  Within five (5) Business Days
                    -----------------------
after Borrower or any Subsidiary creates, acquires or otherwise forms a Subsidiary, Borrower shall:

      (a) execute and deliver, or cause the Person owning all of the outstanding equity interests in such Subsidiary to execute and deliver, to Administrative Agent on behalf of the Lenders, an agreement, substantially similar to the pledge and security agreements executed and delivered on the Closing Date, with such changes as shall be necessary in the circumstances, pursuant to which all of the outstanding equity interests in such Subsidiary shall be pledged to Administrative Agent on behalf of the Lenders, together with any certificates representing all equity interests so pledged, if any, and for each such certificate representing shares of stock, a stock power executed in blank;

      (b) cause such Subsidiary to execute and deliver to Administrative Agent on behalf of the Lenders (i) a guaranty, substantially similar to the guaranty agreement executed and delivered on the Closing Date, (ii) an agreement substantially similar to the security agreements executed and delivered on the Closing Date and (iii) a Mortgage as to all real property interests owned or leased by such Subsidiary;

     (c) cause such Subsidiary to execute and deliver to Administrative Agent on behalf of the Lenders appropriate financing statements covering the Collateral of such Subsidiary;

     (d) deliver or cause to be delivered to Administrative Agent on behalf of the Lenders all agreements, documents, instruments and other writings described in Section 4.1(c)(i), (d) and (k), with respect to such Subsidiary; and

     (e) deliver or cause to be delivered to Administrative Agent on behalf of the Lenders all such information regarding the condition (financial or otherwise), business and operations of such Subsidiary as Administrative Agent or any Lender through Administrative Agent may reasonably request.

      Section 7.6   Production Proceeds.  Notwithstanding that, by the terms of
                    -------------------
the various Security Documents, Related Persons are and will be assigning to Administrative Agent and Lenders all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Event of Default has occurred Related Persons may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of an Event of Default, Administrative Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by any Related Person or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by

Administrative Agent or Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Production Proceeds by Administrative Agent or Lenders to any Related Person constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Administrative Agent or Lenders to collect other Production Proceeds thereafter.

                 ARTICLE VII - Events of Default and Remedies
                               ------------------------------

      Section 8.1   Events of Default.  Each of the following events constitutes
                    -----------------
an Event of Default under this Agreement:

      (a) Any Related Person fails to pay any interest within three (3) days of the date when due, or any Related Person fails to pay any other Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

     (b) Any Related Person fails (other than as referred to in subsection (a) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of Section 6.2.

     (c) Any Related Person fails (other than as referred to in subsection (a) and (b) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of this Agreement or any other Loan Document, and such failure remains unremedied for a period of 30 days from such failure;

     (d) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Related Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.1(e) for any reason other than its release or subordination by Administrative Agent, or any Related Person, Sponsor or any Affiliate thereof shall so assert;

     (e) Any Sponsor Event of Default exists under both Support Agreements at the same time;

     (f) Any Related Person fails to duly comply with any material term of any agreement or instrument, if such agreement or instrument is materially significant to Spinnaker Exploration Company on a consolidated basis, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

     (g) Any Related Person shall (i) fail to pay Indebtedness having a principal amount in excess of $100,000 in the aggregate (other than the amounts referred to in Section 8.1(a)), or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise; or (ii) fail to perform any term, covenant or condition on its part to be performed under any agreement or instrument evidencing, securing or relating to Indebtedness having a principal amount in excess of $100,000 in the aggregate, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure is to accelerate, or to permit the holder or holders of such Indebtedness to accelerate, the maturity of such Indebtedness;

     (h)   A Change in Control shall occur;

     (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

     (j) The PGS Data Contract shall terminate, expire or cease to be in full force and effect or any material default shall exist thereunder;

     (k)   Any Related Person:

           (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of 60 days; or

           (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes action to authorize any of the foregoing; or

           (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is either made ineffective nor discharged within 60 days after the making hereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

          (iv) suffers the entry against it of one or more final judgments, orders, writs, warrants of attachment or similar process for the payment of money in excess of $100,000 in the aggregate, unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

          (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within 15 days after the entry or levy thereof or after any stay is vacated or set aside; or

     (l) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Related Person, any Sponsor or any Affiliate thereof shall so assert or any of the security interests created by the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, and such shall not be remedied with fifteen days after notice from Administrative Agent.

     Upon the occurrence of an Event of Default described in subsection (k)(i),
(k)(ii) or (k)(iii) of this section, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower, each other Related Person and each Sponsor who at any time ratifies or approves this Agreement. During the continuance of any other Event of Default, Administrative Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Administrative Agent shall), without notice to Borrower, any other Related Person or any Sponsor, declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower, each other Related Person and each Sponsor who at any time ratifies or approves this Agreement. After any such acceleration (whether automatic or due to any declaration by Administrative Agent), any obligation of any Lender to make any further Advances or Issuing Bank to issue any additional Letters of Credit shall be permanently terminated.

     Section 8.2   Remedies.   If any Default shall occur, each Lender may
                   --------
protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender may enforce the payment of any Obligations due it (provided, however, the Borrower shall not be
                                   --------  -------
liable for enforcement costs regarding the Sponsor Agreements); or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Administrative Agent and Lenders under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

     Section 8.3   Payment of Expenses, Indemnities, etc.  The Borrower agrees:
                   --------------------------------------

     (a) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of the Administrative Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel and other outside consultants for the Administrative Agent and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and any of the Lenders); and promptly reimburse the Administrative Agent for all amounts expended, advanced or incurred by the Administrative Agent or the Lenders to satisfy any obligation of the Borrower under this Agreement or any other Loan Document, including without limitation, all costs and expenses of foreclosure (provided, however, the Borrower shall not be liable for enforcement costs regarding the Sponsor Agreements);

     (b) TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE RELATED PERSON AND THE SUBSIDIARIES, (IV) THE FAILURE OF ANY RELATED PERSON TO COMPLY WITH THE TERMS OF ANY OTHER LOAN DOCUMENT OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF ANY RELATED PERSON SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, (VII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE LOAN DOCUMENTS OR
(VIII) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER REASONABLE EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE

LENDERS OR ANY LENDER AND THE AGENT OR A LENDER'S SHAREHOLDERS AGAINST THE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF ANY INDEMNIFIED PARTY; AND

     (c) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO ANY RELATED PERSON OR ANY OF ITS PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY ANY RELATED PERSON WITH ANY ENVIRONMENTAL LAW APPLICABLE TO ANY RELATED PERSON, (III) DUE TO PAST OWNERSHIP BY ANY RELATED PERSON OF ANY OF ITS PROPERTIES OR PAST ACTIVITY ON ANY OF ITS PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, RESULTS IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY ANY RELATED PERSON OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 8.3(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS, OR THEIR AGENTS OR REPRESENTATIVES, SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

     (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any
--------
settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including, without limitation, the maximum potential claims pending or to the knowledge of the indemnitee threatened against the Indemnified Party to be indemnified pursuant to this Section 8.3.

     (e) In the case of any indemnification hereunder, the Administrative Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

     (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY

KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.

                       ARTICLE IX - Administrative Agent
                                    --------------------

      Section 9.1.  Appointment and Authority.  Each Lender hereby irrevocably
                    -------------------------
authorizes Administrative Agent, and Administrative Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Administrative Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Administrative Agent to Lenders is only that of one commercial bank acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Administrative Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Administrative Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Administrative Agent, Administrative Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Administrative Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable law. Upon receipt by Administrative Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any Lender to Administrative Agent of any Default or Event of Default, Administrative Agent shall promptly notify each Lender thereof.

      Section 9.2.  Exculpation, Administrative Agent's Reliance, Etc.  Neither
                    -------------------------------------------------
Administrative Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Administrative Agent (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof in accordance with this

Agreement, signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Related Person or any Sponsor, or to inspect the property (including the books and records) of any Related Person or any Sponsor; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of the Related Persons, Sponsors and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

      Section 9.3.  Lenders' Credit Decisions.  Each Lender acknowledges that it
                    -------------------------
has, independently and without reliance upon Administrative Agent or any other Lender, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

      Section 9.4.  Indemnification.  Each Lender agrees to indemnify
                    ---------------
Administrative Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lenders' Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Administrative Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ADMINISTRATIVE AGENT, PROVIDED ONLY THAT NO LENDER SHALL BE OBLIGATED UNDER THIS SECTION TO INDEMNIFY ADMINISTRATIVE AGENT FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY ADMINISTRATIVE AGENT'S OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. Cumulative of the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Administrative Agent by Borrower under Section 6.1(i) to the extent that Administrative Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Administrative Agent" shall refer not only to the Person designated as such in Section 1.1. but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

      Section 9.5.  Rights as Lender.  In its capacity as a Lender,
                    ----------------
Administrative Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Administrative Agent. CSFB, any successor Administrative Agent, or any of their respective Affiliates may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with any Related Person, any Sponsor or their Affiliates, including without limitation equity investments by CSFB or any of its Affiliates, all as if CSFB were not Administrative Agent hereunder and without any duty to account therefor to any other Lender.

      Section 9.6.  Sharing of Set-Offs and Other Payments.  Each of
                    --------------------------------------
Administrative Agent and Lender agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against any Related Person or any Sponsor or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Administrative Agent under Section 2.11, causes Administrative Agent or such Lender to have received more than it would have received had such payment been received by Administrative Agent and distributed pursuant to Section 2.11, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause Administrative Agent and all lenders to share all payments as provided for in Section 2.11, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Administrative Agent and all Lenders share all payments of Obligations as provided in Section 2.11; provided, however, that nothing herein contained shall in any way affect the right of Administrative Agent or any Lender to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to court order to be paid on account of the possession of such funds prior to such recovery.

      Section 9.7.  Investments.  Whenever Administrative Agent in good faith
                    -----------
determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Administrative Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Administrative Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Administrative Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Administrative Agent is otherwise required to invest funds pending distribution to Lenders, Administrative Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Administrative Agent for distribution to Lenders (other than to the Person which is Administrative Agent in its separate capacity as a Lender) shall be held by Administrative Agent pending such distribution solely as Administrative Agent for such Lenders, and Administrative Agent shall have no equitable title to any portion thereof.

      Section 9.8.  Benefit of Article IX.  The provisions of this Article
                    ---------------------
(other than the following Section 9.9) are intended solely for the benefit of Administrative Agent and Lenders, and no Related Person nor any Sponsor shall be entitled to rely on any such provisions or assert any such provision in a claim or defense against Administrative Agent or any Lender. Administrative Agent and Lenders may waive or amend such provisions as they desire without any notice to or consent of Borrower, any other Related Person or any Sponsor.

      Section 9.9.  Resignation.  Administrative Agent may (and upon written
                    -----------
direction of Directing Lenders collectively having Percentage Shares totaling in the aggregate (i) prior to the occurrence of an Event of Default, eighty percent (80%) of all Directing Lenders' Percentage Shares and (ii) upon the occurrence and during the continuance of an Event of Default, at least sixty-six and two-thirds percent (66 2/3%) of all Directing Lenders' Percentage Shares, Administrative Agent shall) resign at any time by giving written notice thereof to Lenders and Borrower. For purposes of the foregoing sentence, "Directing Lenders" means all Lenders other than Administrative Agent. Each such notice shall set forth the date of such resignation. Upon any such resignation Majority Lenders shall have the right to appoint a successor Administrative Agent, subject to Borrower's written consent, such consent not to be unreasonably withheld. A successor must be appointed for any retiring Administrative Agent, and such Administrative Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Administrative Agent's resignation, no successor Administrative Agent has been appointed and has accepted such appointment, then the retiring Administrative Agent may appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and other Loan Documents. After any retiring Administrative Agent's resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

                           ARTICLE X - Miscellaneous
                                       -------------

      Section 10.1.  Waivers and Amendments; Acknowledgments.
                     ---------------------------------------

     (a) Waivers and Amendments.  No failure or delay (whether by course of
         ----------------------
conduct or otherwise) by Administrative Agent or any Lender in exercising any right, power or remedy which Administrative Agent or such Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Administrative Agent or such Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy.
No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person or any Sponsor shall in any case of itself entitle any Related Person or any Sponsor to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment or of supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Administrative Agent, by Administrative Agent and (iii) if such party is a Lender, by such Lender or by Administrative Agent on behalf of Lenders with the written consent of Majority Lenders. Notwithstanding the foregoing or anything to the contrary herein, Administrative Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV, (2) increase the Maximum Spinnaker Loan Amount or the PGS Commitment or the Warburg Commitment applicable to Lender, as the case may be, or subject such Lender to any additional obligations, (3) reduce any fees hereunder, or the principal of, or interest on, such Lender's Notes, (4) postpone any date fixed for any payment of any fees hereunder, or principal of, or interest on, such Lender's Notes, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Administrative Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender's Notes or any Guarantor from its guaranty of such payment, (7) reduce the number of Lenders required to agree on the Borrowing Base, (8) reduce the number of Lenders required to or to consent to an assignment or transfer of any Related Person's or Sponsor's rights, duties or obligations under Section 10.4 to less than all Lenders, (9) in any period between Determination Dates, release any Collateral valued in the Borrowing Base whose aggregate value exceeds $500,000, or (10) release any Sponsor from its obligations under its applicable Support Agreement.

     (b) Acknowledgments and Admissions.  Borrower hereby represents, warrants,
         ------------------------------
acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Administrative Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Administrative Agent or any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) neither Administrative Agent nor any Lender has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower, on one hand, and Administrative Agent and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any of Borrower, Administrative Agent and Lenders, (vii) Administrative Agent is not Borrower's Administrative Agent, but Administrative Agent for Lenders, (viii) should an Event of Default or Default occur or exist Administrative Agent and each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Administrative Agent or any Lender, or any representative thereof, and no such representation or covenant has been made, that Administrative Agent or any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) Administrative Agent and all Lenders have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to make their Loans.

      Section 10.2.  Survival of Agreements; Cumulative Nature.  All of the
                     -----------------------------------------
Related Persons' and Sponsors' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Administrative Agent, Lenders and Issuing Bank and all of Administrative Agent's, Lenders' and Issuing Bank's obligations to Borrower are terminated. The rights, powers, and privileges granted to Administrative Agent, Lenders and Issuing Bank in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Administrative Agent, any Lender or Issuing Bank of any such right, power or privilege.

      Section 10.3.  Notices.  All notices, requests, consents, demands and
                     -------
other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Administrative Agent may give telephonic notices to Lenders), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy or telex, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and the other Related Persons at the address of Borrower specified on the signature pages hereto and to Administrative Agent, Issuing Bank and the other Lenders at their addresses specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during regular business hours at the address provided herein, (b) in the case of telecopy of telex, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Request for Advance or Rate Election shall become effective until actually received by Administrative Agent.

      Section 10.4.   Parties in Interest.  All grants, covenants and agreements
                      -------------------
contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however,
                                                             --------  -------
that no Related Person nor any Sponsor may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior written consent of all Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to Administrative Agent, Issuing Bank and all Lenders, such purchaser shall not be entitled to any rights of Administrative Agent, Issuing Bank or Lender under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

      Section 10.5.   Governing Law; Submission to Process.
                      ------------------------------------

     (a) Except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York and the laws of the United States of America. Borrower hereby irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts sitting in the State of New York and agrees and consents that service of process may be made upon it, in any legal proceeding relating to the Loan Documents or the Obligations by any means allowed under New York or federal law. The parties hereto hereby waive and agree not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in an inconvenient forum or that venue thereof is improper and further agrees to a transfer of any such proceeding to a federal court sitting in the State of New York, to the extent that it has subject matter jurisdiction, and otherwise to a state court in New York, upon request therefor by Administrative Agent, if such proceeding is originally brought in another court.

     (b) Borrower hereby irrevocably designates CT Corporation System, located at 1633 Broadway, New York, New York 10019, as the designee, appointee and agent of Borrower to receive, for and on behalf of Borrower, service of process in such respective jurisdictions in any legal action or proceeding with respect to the Loan Documents. It is understood that a copy of such process served on such agent will be promptly forwarded by overnight courier to Borrower at its address set forth under its signature below, but the failure of Borrower to receive such copy shall not affect in any way the service of such process. Borrower further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to Borrower at its said address, such service to become effective thirty (30) days after such mailing.

      Section 10.6.   Limitation on Interest.  Administrative Agent, Lenders,
                      ----------------------
the Related Persons, Sponsors and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Related Person, nor any Sponsor, nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Administrative Agent and Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Administrative Agent or any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Administrative Agent's or such Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Administrative Agent, Lenders, Related Persons and Sponsors (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. As used in this section the term "applicable law" means the laws of the State of New York or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

      Section 10.7.   Termination; Limited Survival.  In its sole and absolute
                      -----------------------------
discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Administrative Agent to terminate this Agreement. Upon receipt by Administrative Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder.

Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Related Person or any Sponsor in any Loan Document, any Obligations under Sections 2.15 through 2.19, and any obligations which any Person may have to indemnify or compensate Administrative Agent or any Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Administrative Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Administrative Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

      Section 10.8.   Severability.  If any term or provision of any Loan
                      ------------
Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

      Section 10.9.   Counterparts.  This Agreement may be separately executed
                      ------------
in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

      SECTION 10.10.  WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.  EACH OF
                      --------------------------------------------
BORROWER, ADMINISTRATIVE AGENT AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (a) WAIVES, TO THE MAXIMUM EXTENT IT MAY LAWFULLY AND EFFECTIVELY DO SO, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) WAIVES, TO THE MAXIMUM EXTENT IT MAY LAWFULLY AND EFFECTIVELY DO SO, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (c) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

      Section 10.11.  Assignments and Participations.
                      ------------------------------

     (a) Assignments.  Each Lender shall have the right to sell, assign or
         -----------
transfer all or any part of such Lender's Notes, commitment to make Advances, Loans and rights and obligations relating to Letters of Credit and the associated rights and obligations under all Loan Documents to one or more purchasers; provided, (i) each such sale, assignment, or transfer shall be with
            --------
the consent of Borrower and the consent of Administrative Agent, which in each case will not be unreasonably withheld, (ii) no such consent of the Borrower shall be required if an Event of Default exists, and (iii) any such sale, assignment or transfer shall be pro rata among the Commitments. The assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Lender and a holder of such Notes, including, without limitation, the right to vote on decisions requiring consent or approval of all Lenders or Majority Lenders and the obligation to fund its Percentage Share of any Advances or Loans and payments made under Letters of Credit. Each Lender in making each such sale, assignment, or transfer must dispose of a pro rata portion of each Loan made by such Lender and such Lender's LC Obligations, each such sale, assignment, or transfer shall be in a principal amount not less than $5,000,000 (except assignments to Affiliates of Administrative Agent or any Lender which may be in an amount equal to or greater than $1,000,000) and no Lender may offer to sell its Notes and Loans or interests therein in violation of any securities laws. No such assignment shall become effective until (I) the assigning Lender delivers to Administrative Agent copies of all written assignments and other documents evidencing any such assignment or related thereto and an Agreement to be Bound in the form of Exhibit M, providing for the assignee's ratification and
               ---------
agreement to be bound by the terms of this Agreement and the other Loan Documents and (II) Administrative Agent shall have received from assignor or assignee an assignment fee in the amount of $3,500. Within five (5) Business Days after its receipt of notice that the Administrative Agent has received copies of any assignment and the other documents relating thereto, the assignee shall notify Borrower of the outstanding principal balance of the Notes payable to such Lender and shall execute and deliver to Administrative Agent (for delivery to the relevant assignee) new Notes evidencing such assignee's assigned Loans and, if the assignor Lender has retained a portion of its Loans, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Anything in this Section 10.11 to the contrary notwithstanding, any Lender may at any time, without the consent of Borrower or Administrative Agent, assign and pledge all or any portion of its Commitments and the Loans owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A and any Operating Circular issued by the Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     (b) Participations.  Each Lender shall have the right to grant
         --------------
participations in all or any part of such Lender's Notes, commitment to make Advances, Loans and rights and Obligations relating to Letters of Credit and the associated rights and obligations under all Loan Documents to one or more purchasers; provided that (i) each Lender granting a participation shall retain
            --------
the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Majority Lenders (except as set forth in (iii) below) or with respect to determining the Borrowing Base,
(ii) each Lender and Borrower shall be entitled to deal with the Lender granting a participation in the same manner as if no participation had been granted,
(iii) no participant shall ever have any right by reason of its participation to exercise any of the rights of Lenders hereunder, except that any Lender may agree with any participant that such Lender will not, without the consent of such participant, consent to any amendment or waiver described in Section 10.1(a) requiring approval of 100% of the Lenders, and (iv) without the Borrower's prior written consent (not to be unreasonably withheld) no Lender will offer any participation to any prospective participant if such participant or any affiliates thereof, to the knowledge of the Lenders selling the participations, is in the energy industry. Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such participant shall only be
                            --------
 entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders and the proceeds thereof as provided in subsection 9.6. The Company also agrees that each participant shall be entitled to the benefits of subsections 2.15, 2.16, 2.18 and 8.3 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no
                                                         --------
participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such participant had no such transfer occurred.

     (c) Distribution of Information.  It is understood and agreed that any
         ---------------------------
Lender may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning the Related Persons and the Sponsors and their and properties and operations which was provided to such Lender pursuant to this Agreement, subject to Section 10.12.

     (d) Purchase of PGS Notes and Warburg Notes by Sponsors.  Notwithstanding
         ---------------------------------------------------
the foregoing, as more fully set forth in the Sponsor Agreements, each Lender may sell all of such Lender's PGS Notes and/or Warburg Notes and the associated rights and obligations under all Loan Documents to the Sponsors as provided in
Section 1(b) of each Sponsor Agreement; provided, (i) each Lender so selling its
                                        --------
PGS and/or Warburg Notes to a Sponsor shall retain the right to vote hereunder, and no such purchasing Sponsor shall be entitled to vote hereunder on decisions requiring consent or approval of Majority Lenders (except as set forth in (ii) below) or with respect to determining the Borrowing Base, (ii) no such purchasing Sponsor shall ever have any right by reason of its purchase to exercise any of the rights of Lenders hereunder or under the other Loan Documents, except that any such selling Lender may agree that such Lender will not without the consent of such purchasing Sponsor consent to any amendment or waiver described in Section 10.1(a) (solely as such matters relate to the Notes sold to such Sponsor) requiring approval of 100% of the Lenders (excluding items
(7) and (9)), (iii) Borrower's and Guarantors' Indebtedness to the Sponsors under and with respect to any such Notes shall, to the extent set forth in the Sponsor Agreements, be subordinated to the prior repayment in full of the Obligations, and (iv) any such Sponsor may not sell, assign, pledge, hypothecate or otherwise transfer any interest in any such Note until the Obligations have been paid in full.

     (e) Blue Sky Limitation.  Notwithstanding any other provision of Section
         -------------------
10.11(a) or (b), no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the Securities and Exchange Commission or to qualify the Loans under the "Blue Sky" laws of any state.

      Section 10.12.  Confidentiality.  In the event that the Borrower or any
                      ---------------
other Related Person (hereinafter called the "Subject Entities") provides to the
                                              ----------------
Administrative Agent or the Lenders written confidential information or, if communicated as confidential, oral confidential information belonging to any Subject Entity, the Administrative Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Administrative Agent or the Lenders breaching their obligation of confidence to any Subject Entity, (iii) are previously known by the Administrative Agent or the Lenders from some source other than any Subject Entity, (iv) are hereafter developed by the Administrative Agent or the Lenders without using a Subject Entity's information, (v) are hereafter obtained by or available to the Administrative Agent or the Lenders from a third party who owes no obligation of confidence to any Subject Entity with respect to such information, (vi) are disclosed with a Subject Entity's consent, (vii) must be disclosed either pursuant to any governmental requirement or to Persons regulating the activities of the Administrative Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Administrative Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any other Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees to which the Borrower has consented and participants) in the Loans; provided, however, that the Administrative Agent or the Lenders shall
           --------  -------
receive a written confidentiality agreement with the same terms as this confidentiality provision from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Administrative Agent and the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years form the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period.



              [the remainder of the page intentionally left blank]

     THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

BORROWER:                           SPINNAKER EXPLORATION COMPANY
--------
                                        /s/  JAMES M. ALEXANDER
                                    By:___________________________________
                                             James M. Alexander
                                    Name:_________________________________
                                             CFO, VP and Secretary
                                    Title:________________________________

                                    Address:

                                    Two Allen Center
                                    1200 Smith Street, Suite 800
                                    Houston, Texas 77002
                                    Attention: James M. Alexander

                                    Telephone: (713) 759-1770
                                    Telecopy: (713) 759-1773

ADMINISTRATIVE AGENT:               CREDIT SUISSE FIRST BOSTON
--------------------
                                    Administrative Agent

                                        /s/  GREGORY R. PERRY
                                    By:_______________________________
                                             Gregory R. Perry
                                    Name:_____________________________
                                             Vice President
                                    Title:____________________________

                                        /s/
                                    By:_______________________________

                                    Name:_____________________________

                                    Title:____________________________

                                    Address:
                                    11 Madison Avenue
                                    New York, New York 10010

                                    Telephone: (212) 325-9069
                                    Telecopy: (212) 325-9136

LENDERS:                            CREDIT SUISSE FIRST BOSTON
-------

                                        /s/  GREGORY R. PERRY
                                    By:_______________________________
                                             Gregory R. Perry
                                    Name:_____________________________
                                             Vice President
                                    Title:____________________________

                                        /s/
                                    By:_______________________________

                                    Name:_____________________________

                                    Title:____________________________

                                    Address:
                                    11 Madison Avenue
                                    New York, New York 10010

                                    Telephone: (212) 325-9069
                                    Telecopy: (212) 325-9136

                                    NATIONSBANK, N.A.

                                        /s/  PATRICK M. DELANEY
                                    By:_______________________________
                                    Name: Patrick M. Delaney
                                    Title: Sr. Vice President

                                    Address:
                                    700 Louisiana, 8th Floor
                                    Houston, TX 77252
                                    Attn: Patrick M. Delaney, Sr. Vice President

                                    Telephone: (713) 247-7373
                                    Telecopy: (713) 247-6568

                                    BANK OF MONTREAL

                                        /s/  MELISSA A. BAUMAN
                                    By:______________________________
                                    Name: Melissa A. Bauman
                                    Title: Director

                                    Address:
                                    700 Louisiana, Suite 4400
                                    Houston, TX 77002
                                    Attn: Melissa A. Bauman, Director

                                    Telephone: (713) 223-4400
                                    Telecopy: (713) 223-4007

                      FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated as of March 15, 1999 is among: SPINNAKER EXPLORATION COMPANY, L.L.C., a limited liability company formed under the laws of the State of Delaware (the "Borrower"); each of the lenders that is a signatory hereto; and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York Branch, as administrative agent (in such capacity, the "Administrative Agent"), BANK OF MONTREAL, a bank organized under the laws of Canada, acting through its Chicago Branch, as syndication agent (in such capacity, the "Syndication Agent"), NATIONSBANK, N.A., a national banking association, as documentation agent (in such capacity, the "Documentation Agent").

                                R E C I T A L S

     A. The Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders (as defined in the Credit Agreement as hereafter defined) have entered into that certain Credit Agreement dated as of September 30, 1998 (the "Credit Agreement"), pursuant to which the Lenders have agreed to make certain loans and extensions of credit to the Borrower upon the terms and conditions as provided therein; and

     B. Borrower has requested this Amendment and the Lenders have agreed to such Amendment on the terms provided in this Amendment.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the parties hereto now agree as follows:

     1. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     2.   The definition of "Borrower's Consolidated Tangible Net Worth" in
Section 1.1 of the Credit Agreement is hereby amended by adding the following phrase at the end of such definition and before the period:

     "plus the aggregate amount of Borrower's Indebtedness owed to Spinnaker Exploration Company to the extent permitted by Section 6.2(g)(ii) hereof"

     3. The definition of "EBITDA" in Section 1.1 of the Credit Agreement is hereby amended by adding the following phrase at the end of clause (iv) of such definition as a new clause (v):

     "plus (v) the aggregate amount of interest accrued during such period on Borrower's Indebtedness owed to any other Related Person to the extent permitted by Section 6.2(g)(ii) hereof"

     4. Section 6.2(e) of the Credit Agreement is hereby amended by adding the following sentence at the end of such section:

     "The Borrower may make a dividend in the form of the conversion of some of its equity owned by Spinnaker Exploration Company to Indebtedness owing to Spinnaker Exploration Company in the aggregate amount of $49,183,732.31 to the extent such Indebtedness is permitted by Section 6.2(g)(ii) hereof."

     5. The Borrower has recently entered into Supplement Number 2 to a Master License Agreement for Geophysical Data with TGS-CALIBRE Geophysical Company (''TGS") as summarized on Schedule 1 hereto ("Supplement Number 2") in which Borrower is obligated to pay to TGS $8,925,000 in five equal installments for certain data. In turn, Spinnaker has entered into agreements with each of Continental Land & Fur Co., Inc. and Barrett Resources Corporation in which each such corporation will reimburse Borrower for 50% of the aggregate costs of acquiring the data under Supplement Number 2 (see the summary of agreements on
Schedule 1 hereto). Because of the offsetting reimbursements, Borrower's independent accounting firm is not classifying the obligation created by Borrower under Supplement Number 2 as long term debt in excess of $795,000. The Credit Agreement, however, may include this type of obligation in the definition of "Indebtedness" notwithstanding the offsetting reimbursement. If so, the Indebtedness created by Supplement Number 2 would be in violation of Section 6.2(a) of the Credit Agreement. Furthermore, the reimbursement obligations of Continental Land & Fur Co., Inc. and Barrett Resources Corporation could be
deemed to be extensions of credit prohibited by Section 6.2(g).   The Majority
Lenders hereby waive any violation of Section 6.2(a) as a result of Borrower's obligation to pay for the data under Supplement Number 2 over time and waive any violation of Section 6.2(g) resulting from Borrower's entering into reimbursement agreements with Continental Land & Fur Co., Inc. and Barrett Resources Corporation in connection with the cost of such data.

     6. Section 6.1(b)(i) of the Credit Agreement requires that Borrower provide certain audited consolidated financial statements and other financial statements by no later than 90 days after the end of each fiscal year. The Majority Lenders hereby waive, on a one time basis, but only until April 30, 1999, any violation of Section 6.1(b)(i) and any other relevant sections of the Credit Agreement as a result of the late delivery of the annual financial statements required to be delivered no later than 90 days after December 31, 1998.

     7. Section 6.1(b)(iv) of the Credit Agreement requires that Borrower provide the Engineering Report prepared by Ryder Scott Company by no later than March 15 of each year. The Majority Lenders hereby waive, on a one time basis, any violation of Section 6.1(b)(iv) and any other relevant sections of the Credit Agreement as a result of the late delivery of the Engineering Report prepared by Ryder Scott Company required to be delivered on March 15, 1999.

     8. Section 6.1(b)(v) of the Credit Agreement requires that Borrower provide a production report by no later than 60 days after the end of each Fiscal Quarter. The Majority Lenders hereby waive, on a one time basis, but only until April 30, 1999, any violation of Section 6.1(b)(v) and any other relevant sections of the Credit Agreement as a result of the late delivery of the quarterly production report required to be delivered no later than 60 days after December 31, 1998.

     9. The Administrative Agent acknowledges that the Borrower has delivered to it title opinions complying with Section 7.2 regarding its oil and gas property known as Brazos A-19. The Borrowing Base is increased to $10,000,000 as provided in Section 2.12 as a result of such compliance. This increase is not a redetermination of the Borrowing Base and therefore does not reduce the Warburg Commitments and the PGS Commitments.

     10. Section 6.2(g)(ii) of the Credit Agreement is hereby amended by adding the following clause to the end of such section:

     "; provided that, in addition to the limits set forth in Exhibit N, any payment of interest made before the Final Maturity Date on any such subordinated debt shall be permitted only if (A) such payment is solely used directly or indirectly to pay either current taxes or employee compensation paid within the ordinary course of business (including bonuses and payments under employment contracts existing on the Closing Date) and
     (B) no Borrowing Base Deficiency exists"

     11. This Amendment shall become binding on the Lenders when, and only when, the Agent shall have received executed counterparts of this Amendment from Borrower and the Majority Lenders.

     12. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

     13. Borrower hereby reaffirms that as of the effective date of this Amendment, the representations and warranties contained in Article V of the Credit Agreement are true and correct on the date hereof as though made on and as of the date of this Amendment, except as such representations and warranties are expressly limited to an earlier date.

     14. This Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

     15. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of date first above written.


BORROWER:                SPINNAKER EXPLORATION COMPANY, L.L.C.

                              /s/  ROGER L. JARVIS
                         By:________________________________
                         Name:  Roger L. Jarvis
                         Title: President

ADMINISTRATIVE AGENT:         CREDIT SUISSE FIRST BOSTON, as
                               Administrative Agent


                                  /s/  DOUGLAS E. MAHER
                              By:__________________________________
                              Name:  Douglas E. Maher
                              Title: Vice President


LENDERS:                      CREDIT SUISSE FIRST BOSTON

                                  /s/  DOUGLAS E. MAHER
                              By:__________________________________
                              Name:  Douglas E. Maher
                              Title: Vice President


                              BANK OF MONTREAL

                                  /s/  MELISSA A. BAUMAN
                              By:__________________________________
                              Name:  Melissa A. Bauman
                              Title: Director


                              NATIONSBANK, N.A.

                                  /s/  MICHAEL J. DILLON
                              By:__________________________________
                              Name:  Michael J. Dillon
                              Title: Managing Director

                                 ACKNOWLEDGMENT


Spinnaker Exploration Company hereby executes this Amendment solely for the purpose of acknowledging and consenting to the terms of Section 10 hereof in amendment and modification of the subordinated promissory note dated January 1, 1998 issued by Borrower in favor of Spinnaker Exploration Company.


SPINNAKER EXPLORATION COMPANY



By: /s/ James M. Alexander
   ----------------------------
Name:   James M. Alexander
Title:  VP, CFO and Secretary

                                   SCHEDULE 1


                        SPINNAKER TRANSACTIONS:  SUMMARY

SUPPLEMENTARY AGREEMENT FOR LICENSE OF GEOPHYSICAL DATA, SUPPLEMENT NUMBER 2.

     Spinnaker Exploration Company, L.L.C. ("Spinnaker") is a party to a Master License Agreement for Geophysical Data with TGS-CALIBRE Geophysical Company (now known as TGS-NOPEC Geophysical Company, "TGS") dated as of February 6, 1997, as supplemented by Supplement Number 1 dated February 6, 1997. TGS offered to license to Spinnaker up to 545 blocks of 3-D data located offshore, Gulf of Mexico, pursuant to the terms of Supplement Number 2. Also under Supplement Number 2, Spinnaker can acquire secondary licenses for 50 of the blocks upon which it obtains primary licenses. Certain other 2-D and 3-D data is provided pursuant to Supplement Number 2.

     For such data, Spinnaker is obligated to pay TGS an aggregate amount equal to $8,925,000, payable in five equal payments of $1,785,000 commencing 30 days after the execution of Supplement Number 2 and on March 31, 1999, September 30, 1999, March 31, 2000, and September 30, 2000.

     In the event that TGS is unable to complete the acquisition or processing of the Eugene Island/South Marsh Island 3-D program described in Supplement Number 2, Spinnaker's payments will be limited to that portion of the data which is acquired and processed. If TGS has not commenced acquisition of such data by July 1, 1999, Spinnaker may decline to be a participant in the acquisition of such 3-D data and, then the total payments due by Spinnaker under this Supplement Number 2 will be reduced by $1,980,000, which reduction would be deducted from the payments to be made in the year 2000.

     To defray the costs of acquiring such seismic data pursuant to Supplement Number 2, Spinnaker entered into two seismic program agreements--one with Barrett Resources Corporation and the other with Continental Land & Fur Co., Inc.

SEISMIC PROGRAM AGREEMENT WITH CONTINENTAL LAND & FUR CO., INC.

     Spinnaker entered into a Seismic Program Agreement with Continental Land & Fur Co., Inc. ("CL&F") in January 1999. Under this agreement, CL&F committed to pay 50% of the aggregate costs of acquiring the seismic data described in Supplement Number 2 discussed above in return for Spinnaker committing to identify prospects capable of producing oil and gas and acquiring leasehold interests upon which Spinnaker and CL&F could conduct exploration and development activities. If CL&F does not elect to participate in any identified prospect, then it is to be bound by an AMI agreement for a period of one year thereafter.

     The program term is to end on April 1, 2002; however, CL&F may extend the program term a year by paying a non-refundable fee of $500,000 to Spinnaker.

     The occurrence of certain events will permit CL&F to terminate the program prior to the expiration of the program term and be relieved of making further payments to cover the TGS seismic costs. Such events include (i) the occurrence of an event giving rise to the revocation or loss of the TGS license, (ii) Spinnaker reducing the portion of its estimated annual total capital expenditure budget attributable to the Gulf of Mexico to a sum less than $20 million, (iii) Spinnaker entering into a binding agreement regarding a sale, merger or other business combination which is ultimately consummated and results in the sale of substantially all of Spinnaker's assets or a change in ownership of 51% or more,
(iv) Spinnaker's insolvency, and (v) Spinnaker's loss of the full time services of both Roger Jarvis as President and William D. Hubbard as Vice President, Exploration.

SEISMIC PROGRAM AGREEMENT WITH BARRETT RESOURCES CORPORATION

     Spinnaker entered into a Seismic Program Agreement with Barrett Resources Corporation ("Barrett") in January 1999. Under this agreement, Barrett committed to pay 50% of the aggregate costs of acquiring the seismic data described in Supplement Number 2 discussed above in return for entering into an area of mutual interest arrangement with Spinnaker. Pursuant to this arrangement, both parties will be evaluating the seismic data obtained pursuant to Supplement Number 2 discussed above, and if either party acquires an interest in the areas covered by such seismic data (and subject to such limited exceptions), then such party must offer a portion of the interest acquired to the other party. If such party does not elect to acquire an interest in the offered property, then it will be prohibited from purchasing an interest in the area covered by such property for a certain period of time.

     The program term is to end on April 1, 2002; however, Barrett may extend the program term a year by paying a non-refundable fee of $500,000 to Spinnaker.

     The occurrence of certain events will permit Barrett to terminate the program prior to the expiration of the program term and be relieved of making further payments to cover the TGS seismic costs. Such events include (i) a change in control of Spinnaker or (ii) the occurrence of an event giving rise to the revocation or loss of the TGS license.

                      SECOND AMENDMENT TO CREDIT AGREEMENT


     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated as of August 19, 1999 is among: SPINNAKER EXPLORATION COMPANY, L.L.C., a limited liability company formed under the laws of the State of Delaware (the "Borrower"); each of the lenders that is a signatory hereto; and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York Branch, as administrative agent (in such capacity, the "Administrative Agent"), BANK OF MONTREAL, a bank organized under the laws of Canada, acting through its Chicago Branch, as syndication agent (in such capacity, the "Syndication Agent"), BANK OF AMERICA, N.A., formerly Nationsbank, N.A., a national banking association, as documentation agent (in such capacity, the "Documentation Agent").

                                R E C I T A L S

     A. The Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders (as defined in the Credit Agreement as hereafter defined) have entered into that certain Credit Agreement dated as of September 30, 1998, as amended by First Amendment to Credit Agreement dated as of March 15, 1999 (as amended, the "Credit Agreement"), pursuant to which the Lenders have agreed to make certain loans and extensions of credit to the Borrower upon the terms and conditions as provided therein; and

     B. Borrower has requested this Amendment and the Lenders have agreed to such Amendment on the terms provided in this Amendment.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the parties hereto now agree as follows:

     1. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     2. The definition of "Loan Documents" in Section 1.1 of the Credit Agreement is hereby amended by adding the following phrase at the end of such definition and before the period:

     "and any Hedging Agreement between the Borrower and any Lender now or hereafter existing"

     3. The Administrative Agent and the Borrower will amend the Security Documents within 30 days from the date of this Amendment to secure any of the Obligations not secured by the outstanding Security Documents at the Borrower's expense.

     4. This Amendment shall become binding on the Lenders when, and only when, the Agent shall have received executed counterparts of this Amendment from Borrower and the Majority Lenders.

     5. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

     6. Borrower hereby reaffirms that as of the effective date of this Amendment, the representations and warranties contained in Article V of the Credit Agreement are true and correct on the date hereof as though made on and as of the date of this Amendment, except as such representations and warranties are expressly limited to an earlier date.

     7. This Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.



                          [SIGNATURES BEGIN NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of date first above written.


BORROWER:                SPINNAKER EXPLORATION COMPANY, L.L.C.


                              By: /s/ Roger L. Jarvis
                                 -----------------------------
                              Name:   Roger L. Jarvis
                              Title:  President

ADMINISTRATIVE AGENT:         CREDIT SUISSE FIRST BOSTON, as
                                Administrative Agent



                              By: /s/ Douglas E. Maher
                                 -----------------------------------
                              Name:   Douglas E. Maher
                              Title:  Vice President


LENDERS:                      CREDIT SUISSE FIRST BOSTON


                              By: /s/ Douglas E. Maher
                                 -----------------------------------
                              Name:   Douglas E. Maher
                              Title:  Vice President


                              BANK OF MONTREAL


                              By: /s/ Melissa A. Bauman
                                 -----------------------------------
                              Name:   Melissa A. Bauman
                              Title:  Director


                              BANK OF AMERICA, N.A., formerly Nationsbank,
                                N.A.


                              By: /s/ Michael J. Dillon
                                 -----------------------------------
                              Name:   Michael J. Dillion
                              Title:  Managing Director

                      THIRD AMENDMENT TO CREDIT AGREEMENT


     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated as of September 27, 1999 is among: SPINNAKER EXPLORATION COMPANY, L.L.C., a limited liability company formed under the laws of the State of Delaware (the "Borrower"); each of the lenders that is a signatory hereto; and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York Branch, as administrative agent (in such capacity, the "Administrative Agent"), BANK OF MONTREAL, a bank organized under the laws of Canada, acting through its Chicago Branch, as syndication agent (in such capacity, the "Syndication Agent"), BANK OF AMERICA, N.A., formerly Nationsbank, N.A., a national banking association, as documentation agent (in such capacity, the "Documentation Agent").

                                R E C I T A L S

     A. The Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders (as defined in the Credit Agreement as hereafter defined) have entered into that certain Credit Agreement dated as of September 30, 1998, as amended by FirstAmendment to Credit Agreement dated as of March 15, 1999 and Second Amendment to Credit Agreement dated as of August 19, 1999 (as amended, the "Credit Agreement"), pursuant to which the Lenders have agreed to make certain loans and extensions of credit to the Borrower upon the terms and conditions as provided therein; and

     B. Borrower has requested this Amendment and the Lenders have agreed to such Amendment on the terms provided in this Amendment.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and the mutual benefits, covenants and agreements herein expressed, the parties hereto now agree as follows:

     1. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     2. Section 2.10 (a)(ii) of the Credit Agreement is amended to read as follows:

     "Borrower shall prepay the Loans with 75% of all Net Proceeds of Equity. Such prepayments shall be applied ratably first to the principal of the PGS Loans and Warburg Loans until the PGS Loans and Warburg Loans are paid in full and then to the principal of the Spinnnaker Loans until the Spinnaker Loans are paid in full. Upon such prepayments, the Warburg Commitment and the PGS Commitment shall be automatically terminated and the Sponsor Agreements shall be automatically terminated (subject to the second paragraph of Section 2 of each such Sponsor Agreement)."

     3. The Administrative Agent and the Borrower will have until October 30, 1999 to amend the Security Documents as provided in the Second Amendment to Credit Agreement dated as of August 19, 1999.

     4. This Amendment shall become binding on the Lenders when, and only when, the Agent shall have received executed counterparts of this Amendment from Borrower and the Lenders.

     5. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

     6. Borrower hereby reaffirms that as of the effective date of this Amendment, the representations and warranties contained in Article V of the Credit Agreement are true and correct on the date hereof as though made on and as of the date of this Amendment, except as such representations and warranties are expressly limited to an earlier date.

     7. This Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.



                          [SIGNATURES BEGIN NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of date first above written.


BORROWER:                            SPINNAKER EXPLORATION COMPANY, L.L.C.


                                     By:
                                        ________________________________
                                     Name: Roger L. Jarvis
                                     Title: President

ADMINISTRATIVE AGENT:         CREDIT SUISSE FIRST BOSTON, as Administrative
                              Agent



                              By:
                                 __________________________________
                              Name: Douglas E. Maher
                              Title: Vice President


LENDERS:                      CREDIT SUISSE FIRST BOSTON



                              By:
                                 __________________________________
                              Name: Douglas E. Maher
                              Title: Vice President


                              BANK OF MONTREAL


                              By:
                                 __________________________________
                              Name: Melissa A. Bauman
                              Title: Director


                              BANK OF AMERICA, N.A., formerly Nationsbank,
                              N.A.


                              By:
                                 __________________________________
                              Name: Michael J. Dillon
                              Title: Managing Director



                                      S-2